                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           DATA CRITICAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

         Common Stock, par value $0.001 per share
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

         17,153,705
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     The underlying value of the transaction of $64,326,394 has been calculated pursuant to Exchange Act Rule 0-11 by determining the product of (i) the merger consideration of $3.75 and (ii) 17,153,705 (the aggregate number of shares of Data Critical common stock outstanding). One fiftieth of one percent of $64,326,394, or $12,866, is the amount of the filing fee.

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

         $64,326,394
     -------------------------------------------------------------------------


     (5) Total fee paid:

         $12,866
     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                            [LOGO OF DATA CRITICAL]

                 Merger Proposed--Your Vote Is Very Important

Dear Stockholder:

   We cordially invite you to attend a special meeting of the stockholders of Data Critical Corporation, which will be held on September 11, 2001 at 9:00 a.m. local time, at our headquarters, which are located at 19820 North Creek Parkway, Suite 100, Bothell, Washington 98011.


   At the special meeting, you will be asked to consider and vote on a proposal to adopt a merger agreement that will combine our company with GE Medical Systems, a division of General Electric Company, or GE. If the merger is completed, you will receive $3.75 in cash for each share of Data Critical common stock you own, other than those for which you have properly exercised, without revocation, appraisal rights under section 262 of the Delaware General Corporation Law, or DGCL. Following the merger, Data Critical will be an indirect wholly owned subsidiary of GE.

   The merger cannot be completed unless the holders of at least a majority of the outstanding shares of Data Critical common stock as of the record date vote in favor of adopting the merger agreement. Holders of approximately 33% of the outstanding shares of Data Critical common stock have executed stockholder agreements agreeing to vote their Data Critical shares in favor of adopting the merger agreement. Only holders of Data Critical common stock at the close of business on July 30, 2001 will be entitled to notice of, and to vote at, the special meeting.


   After careful consideration and extensive negotiations, your board of directors has unanimously approved the merger agreement and has determined that the merger and the merger agreement are fair to, and in the best interests of, Data Critical and its stockholders. In addition, U.S. Bancorp Piper Jaffray has rendered an opinion that, as of July 17, 2001, the $3.75 in cash to be received by the stockholders of Data Critical pursuant to the merger agreement was fair, from a financial point of view, to Data Critical stockholders.

   The Data Critical board of directors unanimously recommends that you vote "FOR" adopting the merger agreement.

   Please read the enclosed information carefully before completing and returning your proxy card. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope to ensure that your shares are represented at the special meeting. Your stock will be voted in accordance with the instructions you give in your proxy. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card. Your vote is very important, regardless of the number of shares you own. Please vote your shares as soon as possible so that your shares are represented at the special meeting.

                                       Sincerely,

                                       /s/ Richard L. Earnest
                                       Richard L. Earnest
                                       Chief Executive Officer

   This proxy statement is dated August 17, 2001 and is first being mailed to stockholders on or about August 22, 2001.

                           DATA CRITICAL CORPORATION
                     19820 North Creek Parkway, Suite 100
                           Bothell, Washington 98011
                                (425) 482-7000

                               ---------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                      To Be Held September 11, 2001


                               ---------------

   We will hold a special meeting of stockholders of Data Critical Corporation, a Delaware corporation, on Tuesday, September 11, 2001 at 9:00 a.m. local time, at our headquarters, which are located at 19820 North Creek Parkway, Suite 100, Bothell, Washington 98011, for the following purposes:

  . to consider and vote on a proposal to adopt the Agreement and Plan of Merger dated as of July 19, 2001 among Data Critical, GE, a New York corporation, and Ether Merger Corp., or Ether, a Delaware corporation and an indirect wholly owned subsidiary of GE, pursuant to which Ether will merge with and into Data Critical. In the merger, Data Critical stockholders will receive $3.75 in cash for each share of Data Critical common stock that they hold (other than those shares for which stockholders have properly exercised, without revocation, their appraisal rights under section 262 of the DGCL) and Data Critical will become an indirect wholly owned subsidiary of GE; and

  . to transact such other business as may properly come before the special meeting and any adjournment or postponement of the special meeting.

   After careful consideration and extensive negotiations, your board of directors has unanimously approved the merger agreement and has determined that the merger and the merger agreement are fair to, and in the best interests of, Data Critical and its stockholders.

   The Data Critical board of directors unanimously recommends that you vote "FOR" adopting the merger agreement.

   The board of directors has fixed the close of business on July 30, 2001 as the record date for determining the stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. Only holders of record of Data Critical common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Data Critical common stock. Holders of approximately 33% of the outstanding shares of Data Critical common stock have executed stockholder agreements agreeing to vote their Data Critical shares in favor of adopting the merger agreement.


   As a holder of Data Critical common stock, you have certain appraisal rights with respect to the proposed merger. In order to exercise your appraisal rights, you must not vote in favor of adopting the merger agreement. Your appraisal rights are governed by specific legal provisions contained in section 262 of the DGCL. A summary of section 262 is included in this proxy statement in the section entitled "The Meeting--Appraisal rights." The complete text of section 262 of the DGCL is attached as Appendix C to this proxy statement. If Data Critical stockholders beneficially holding more than 5% of Data Critical common stock outstanding as of the record date have properly exercised, without revocation, their appraisal rights under section 262 of the DGCL, then GE will not be obligated to complete the merger. GE may nevertheless waive its right not to complete the merger if the 5% threshold is exceeded.

   Please read the enclosed information carefully before completing and returning your proxy card. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope to ensure that your shares are represented at the special meeting. Your stock will be voted in accordance with the instructions you give in your proxy card. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                       By Order of the Board of Directors,

                                       /s/ Michael E. Singer
                                       Michael E. Singer
                                       Executive Vice President, Corporate
                                        Development, Chief Financial Officer
                                        and Secretary

Bothell, Washington

August 17, 2001

                      WHO CAN HELP ANSWER YOUR QUESTIONS?

   If you would like additional copies of this proxy statement or the proxy card, or have questions about the special meeting, where to send your proxy card or other aspects of your vote, you should contact:

                         Mellon Investor Services LLC
                              85 Challenger Road
                           Ridgefield Park, NJ 07660
                                (917) 320-6285

   If you have additional questions about the merger, you should contact:

                           Data Critical Corporation
                     19820 North Creek Parkway, Suite 100
                               Bothell, WA 98011
                         Phone Number: (425) 482-7000
                         Attention: Investor Relations

   All information contained in this proxy statement concerning GE and Ether has been supplied by them and has not been independently verified by Data Critical. Except as otherwise indicated, we have supplied or prepared all other information contained in this proxy statement (or, as permitted by applicable rules and regulations of the Securities and Exchange Commission, or SEC, incorporated by reference into this proxy statement).

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
SUMMARY TERM SHEET........................................................   1

  The companies...........................................................   1

  Recommendation to stockholders .........................................   2

  Opinion of U.S. Bancorp Piper Jaffray ..................................   3

  Effects of the merger; merger consideration ............................   3

  Treatment of options ...................................................   3

  The special meeting ....................................................   3

  Voting at the special meeting ..........................................   3

  Data Critical's reasons for the merger .................................   4

  Interests of Data Critical directors and officers in the merger ........   4

  Conditions to the merger ...............................................   5

  Regulatory matters .....................................................   5

  Termination of the merger agreement; termination fees ..................   6

  No solicitation of competing transactions ..............................   7

  Stock option agreement .................................................   7

  Funding of the transaction..............................................   8

  Federal income tax consequences.........................................   8

  Appraisal rights .......................................................   8

  Price of common stock...................................................   8

FORWARD-LOOKING STATEMENTS................................................   9

THE MEETING...............................................................   9

  Date, time and place of the special meeting.............................   9

  Purposes of the special meeting.........................................   9

  Recommendation of the board of directors................................   9

  Record date and voting power............................................   9

  Voting and revocation of proxies........................................  10

  Quorum; required vote...................................................  10

  Stockholder agreements..................................................  10

  Solicitation of proxies.................................................  11

  Appraisal rights........................................................  11

  Other matters...........................................................  12

  Surrender of share certificates.........................................  13

THE MERGER................................................................  14

  General description.....................................................  14

  Background of the merger................................................  14

  Reasons for the merger and recommendation of the Data Critical board of directors..............................................................  17

  Opinion of Data Critical's financial advisor............................  18

  Effects of the merger.....................................................  23

  Interests of Data Critical's directors and officers in the merger.........  23

  Funding of the transaction................................................  25

  Federal income tax consequences...........................................  26

  Accounting treatment......................................................  27

  Federal and other regulatory matters......................................  27

THE MERGER AGREEMENT........................................................  28

  Form of the merger........................................................  28

  Merger consideration......................................................  28

  Representations and warranties............................................  29

  Covenants and agreements..................................................  29

  Conditions to the merger..................................................  31

  Termination of the merger agreement.......................................  31

  Fees and expenses.........................................................  32

  Amendment; waiver.........................................................  33

STOCK OPTION AGREEMENT......................................................  34

STOCKHOLDER AGREEMENT.......................................................  36

RIGHTS AGREEMENT............................................................  37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............  39

STOCKHOLDER PROPOSALS.......................................................  41

WHERE YOU CAN FIND MORE INFORMATION.........................................  41

APPENDIX A--Agreement and Plan of Merger dated as of July 19, 2001

APPENDIX B--Fairness Opinion of U.S. Bancorp Piper Jaffray Inc.

APPENDIX C--Section 262 of the Delaware General Corporation Law

                              SUMMARY TERM SHEET

   This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the proposal fully and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement, including the documents to which we have referred you and the appendices. A copy of the Agreement and Plan of Merger among Data Critical, GE and Ether, dated as of July 19, 2001, is attached as Appendix A to this proxy statement. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

The companies

DATA CRITICAL CORPORATION
19820 North Creek Parkway, Suite 100
Bothell, Washington 98011
(425) 482-7000

   Data Critical Corporation is a leader in the design, manufacture, marketing and support of wireless health information communication systems for use by caregivers. Data Critical's technology enables access to patient-specific vital signs and other diagnostic data. Its systems transmit complex and time-critical patient data over a wireless network and enable remote access through either its proprietary interactive device, a personal computer or the Internet. Its systems are designed to enhance the quality, cost effectiveness, efficiency, safety and outcome of healthcare.

   Data Critical has historically derived substantially all of its revenue from two operating segments, Hospital Systems and Physician Systems. Data Critical's Hospital Systems use a wireless receiver or monitor to provide in-hospital caregivers with remote access to, and alarm notification of, current patient monitoring information. Data Critical's Physician Systems provide physicians with remote and Internet access to comprehensive patient information through cell phones, pagers and handheld computers. On May 2, 2001, Data Critical announced that it would undertake a restructuring of its operations to focus on its core Hospital Systems business. Data Critical anticipates that the percentage of its revenue and expenses attributable to its Physician Systems will decrease as a result of this restructuring. In addition, Data Critical currently contemplates closing or selling some or all of its Physician Systems business in connection with, or as a result of, the restructuring.


   On June 7, 2001, Data Critical acquired VitalCom Inc., a leading developer of wireless patient information networks for healthcare enterprises. VitalCom's PatientNet system creates an enterprise-wide wireless infrastructure that collects and analyzes patient information from other manufacturers' monitoring and bedside devices. PatientNet provides caregivers with time-critical access to patient information, including notification of critical patient events in real time. This information can be distributed via the Internet, a hospital-wide wireless local area network, or LAN, or a hospital intranet. A wide area network, or WAN, can be used to link multiple hospital facilities to information in the PatientNet system.

   Data Critical announced on June 15, 2001 that it would consolidate its headquarters and move its operations to its Tustin, CA facility, the current headquarters of Data Critical's VitalCom subsidiary, and would reduce its workforce further, to an approximate total of 210 employees. As of July 31, 2001, Data Critical had reduced its workforce to 242 employees. On August 13, 2001, Data Critical announced that it had suspended its consolidation and move of operations to Tustin in anticipation of its proposed acquisition by GE. The proposed closure or sale of Data Critical's Physician Systems business has not, however, been suspended. If Data Critical is required to implement the consolidation, either because the proposed transaction with GE fails to occur or for any other reason, the fact that the consolidation has been suspended and reinitiated could result in a higher total cost of consolidation. In addition, Data Critical would be exposed to significant additional costs associated with the delay.

GENERAL ELECTRIC COMPANY
3135 Easton Turnpike
Fairfield, Connecticut 06431-0001
(203) 373-2211

   GE is one of the world's largest and most diversified industrial corporations. GE has engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity since its incorporation in 1892. Over the years, GE has developed or acquired new technologies or services that have broadened considerably the scope of its activities.

   GE's products include major appliances; lighting products; industrial automation products; medical diagnostic imaging equipment; motors; electrical distribution and control equipment; locomotives; power generation and delivery products; nuclear power support services and fuel assemblies; commercial and military aircraft jet engines; and engineered materials, such as plastics, silicones and superabrasive industrial diamonds.

   GE's services include product services; electrical product supply houses; electrical apparatus installation, engineering, repair and rebuilding services; and computer-related information services. Through its affiliate, the National Broadcasting Company, Inc., GE delivers network television services, operates television stations, and provides cable programming and distribution services. Through another affiliate, General Electric Capital Services, Inc., GE offers a broad array of financial and other services, including consumer financing, commercial and industrial financing, real estate financing, asset management and leasing, mortgage services, consumer savings and insurance services, specialty insurance and reinsurance, and satellite communications.

   GE Medical Systems, which is a division of GE, is an $8 billion global leader in medical technology and services, employing nearly 25,000 people worldwide. Within the GE Medical Systems division is GE Medical Systems Information Technologies, or GEMS-IT, which is a global leader in providing solutions for the reliable and efficient acquisition, analysis and management of clinical data in healthcare facilities around the world. GEMS-IT, headquartered in Milwaukee, Wisconsin, offers cardiology, patient monitoring, image management, clinical information systems and consultative services.

ETHER MERGER CORP.
c/o GE Medical Systems
3000 North Grantview Boulevard
Waukesha, WI 53188

   Ether Merger Corp. is a company formed by GE on July 13, 2001 solely for purposes of the merger. Ether will merge with and into Data Critical upon completion of the merger and will cease to exist as a corporation.

Recommendation to stockholders (page 9).

   Your board of directors has unanimously approved the merger agreement, has determined that the merger and the merger agreement are in your best interests as a stockholder and recommends that you vote "FOR" adopting the merger agreement.

   Elizabeth H. Weatherman, one of the members of the Data Critical board of directors, was unable to attend the board's meeting on July 18, 2001. Ms. Weatherman voted in favor of proceeding with the merger on July 17, 2001. When the term "unanimous approval" of the Data Critical board of directors, or any similar phrase, is used in this proxy statement in connection with the Data Critical board's approval of the final terms of the merger agreement on July 18, 2001, such phrase means the unanimous approval of all directors of Data Critical other than Ms. Weatherman. As used in all other places in this proxy statement, the phrase "unanimous approval" of the Data Critical board of directors, or any similar phrase, means the unanimous approval of all directors of Data Critical.

Opinion of U.S. Bancorp Piper Jaffray (page 18).

   In deciding to approve the transaction, your board of directors, among the numerous factors discussed below in "The Merger--Reasons for the merger and recommendation of the Data Critical board of directors," considered the oral opinion of U.S. Bancorp Piper Jaffray to the effect that, as of July 17, 2001, the $3.75 in cash per share of Data Critical common stock to be received by the holders of shares of Data Critical common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. That oral opinion was subsequently confirmed by U.S. Bancorp Piper Jaffray's written opinion dated as of July 17, 2001. A copy of the written opinion is attached as Appendix B to this proxy statement. We encourage you to read the entire opinion. The opinion addresses only the fairness of the merger consideration from a financial point of view, and you should not consider it a recommendation as to how you should vote.

Effects of the merger; merger consideration (page 23; page 28).


   If the merger is completed, Ether, an indirect wholly owned subsidiary of GE, will merge with and into Data Critical. Data Critical will survive the merger as an indirect wholly owned subsidiary of GE. Upon the closing of the merger, each share of Data Critical common stock issued and outstanding immediately before the merger (other than shares held by GE, any direct or indirect subsidiary of GE or Data Critical and stockholders, if any, who have properly exercised, without revocation, their appraisal rights under section 262 of the DGCL) will be converted into the right to receive $3.75 in cash, without interest.

   Do not send in your Data Critical stock certificates until instructed to do so after the merger is completed. After the merger is completed, GE or its paying agent will instruct Data Critical stockholders how to exchange their Data Critical stock certificates for the merger consideration.

Treatment of options (page 28).

   Each outstanding option to purchase shares of Data Critical common stock granted under the Data Critical 1994 Stock Option Plan, the Data Critical 1999 Stock Option Plan, the Data Critical 1999 Director Stock Option Plan, the 1993 Data Critical/VitalCom Stock Option Plan or the 1996 Data Critical/VitalCom Stock Option Plan, whether vested or unvested, will be canceled in anticipation of the merger in exchange for a cash payment from Data Critical equal to the amount, if any, by which $3.75 exceeds the per share exercise price of such option, multiplied by the number of shares of common stock subject to such option, less all required tax withholding. Holders of options with exercise prices equal to or greater than $3.75 will not receive any payment for their options, and those options will expire by their terms upon effectiveness of the merger.

The special meeting (page 9).

   The special meeting will be held on September 11, 2001 at 9:00 a.m. local time, at our headquarters, which are located at 19820 North Creek Parkway, Suite 100, Bothell, Washington 98011. At the special meeting, you will be asked to adopt the merger agreement providing for the merger of Ether into Data Critical, after which Data Critical will become an indirect wholly owned subsidiary of GE.


   As an inducement and condition to GE's entering into the merger agreement, stockholders of Data Critical who own in the aggregate 5,688,354 shares, or approximately 33%, of Data Critical's voting capital stock entered into stockholder agreements dated July 19, 2001, in which they agreed to vote their shares in favor of adopting the merger agreement and to refrain from selling or transferring, or soliciting the sale or transfer of, their shares before the special meeting. The stockholders who have signed these stockholder agreements are Warburg, Pincus Ventures, L.P., Aether Systems, Inc., Kimberlin Family Partners, Oshkim Limited Partners, Apex Investment Fund II, L.P. and David E. Albert, M.D.

Voting at the special meeting (page 10).


   You will be entitled to vote at the special meeting if you owned shares of Data Critical common stock as of the close of business on the record date of July 30, 2001. On the record date, there were 17,139,529 shares of

Data Critical common stock issued and outstanding. You will have one vote at the special meeting for each share of Data Critical common stock you own on the record date.

   The affirmative vote of at least a majority of our outstanding shares of common stock on the record date is required to adopt the merger agreement.

Data Critical's reasons for the merger (page 17).

   The Data Critical board has unanimously approved the merger agreement and recommends that you vote to adopt the merger agreement. The Data Critical board believes that the merger is in the best interests of Data Critical and its stockholders. In reaching its decision, the Data Critical board considered a number of factors, both positive and negative, including the following (to which no relative weights were assigned):

  . the strategic and other benefits of the merger, including the combination of Data Critical's and GE's complementary product lines, a greater ability to service end-user customers than Data Critical possessed as a stand alone entity and access to GE Medical Systems' substantial resources and distribution channels to enhance the growth and profitability of Data Critical's business;

  . current financial market conditions and historical market prices, volatility and trading information about Data Critical common stock since its initial public offering;

  . an evaluation of Data Critical's strategic alternatives to the transaction with GE, including the prospect of continuing to operate Data Critical as an independent company, the value to stockholders of these alternatives, the timing and likelihood of achieving additional value from these alternatives and the possibility that Data Critical's future performance might not lead to a stock price with a higher present value than the merger consideration;

  . the presentations from, and discussions with, U.S. Bancorp Piper Jaffray, Data Critical's financial advisor, and the opinion of U.S. Bancorp Piper Jaffray that, as of July 17, 2001 and based on and subject to the assumptions, limitations and qualifications included in the written opinion, the cash payment of $3.75 per share was fair to Data Critical's stockholders from a financial point of view;

  .  the terms and conditions of the merger and the merger agreement; and

  . the interests of constituencies other than the Data Critical stockholders, such as customers, partners and employees.

Interests of Data Critical directors and officers in the merger (page 23).

   In considering the Data Critical board of directors' recommendation that you vote "FOR" adopting the merger agreement, you should be aware that some directors and officers of Data Critical have interests in the merger that are different from, or in addition to, your interests as a stockholder.

   After the merger, GE has agreed to cause the surviving corporation to indemnify and hold harmless all past and present directors and officers of Data Critical to the same extent they were indemnified by Data Critical as of the date of the merger agreement. GE has also agreed to cause the surviving corporation to provide, for three years after the merger, Data Critical's current directors and officers a directors' and officers' insurance and indemnification policy that provides coverage for events occurring prior to the merger that is substantially similar to Data Critical's policy before the merger. GE will not be required to pay an annual premium for this insurance policy in excess of $225,000.

   As of July 27, 2001, approximately 1,824,463 shares of Data Critical common stock were subject to options granted to directors and executive officers of Data Critical under its option plans. Each of these options, whether vested or unvested, will be canceled in anticipation of the merger (along with all other outstanding options) in exchange for a cash payment from Data Critical equal to the amount, if any, by which $3.75 exceeds the per share exercise price of such option, multiplied by the number of shares of common stock subject to such option, less all required tax withholding. Holders of options with exercise prices equal to or greater than $3.75 will not receive any payment for their options, and those options will expire by their terms upon effectiveness of the merger.

   In addition, GE may decide to retain executive officers of Data Critical as employees or consultants after the merger is completed under new employment agreements that may provide for increased benefits.

   Certain officers of Data Critical are parties to employment agreements that provide for severance or bonus payments following a change in control of Data Critical, such as the merger, or upon termination of employment without cause. These agreements may provide for payment of additional benefits if the officer terminates his employment with Data Critical after the merger.

Conditions to the merger (page 31).

   The obligations of Data Critical, GE and Ether to complete the merger depend on a number of conditions being satisfied or waived before the time the merger is to be effected, including the following:

  .  Data Critical stockholders having adopted the merger agreement;

  . no material adverse change in Data Critical's business, operations, assets, liabilities, employee relationships, customer or supplier relationships, earnings or results of operations or its business prospects and condition (financial or otherwise);

  . all filings required to be made prior to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or HSR Act, having been made and all applicable waiting periods under the HSR Act having expired or terminated;

  . the necessary authorizations from the Federal Communications Commission, or FCC, and all other necessary government consents having been obtained;

  . no act, rule or order having been enacted or issued by any court or government entity that would prohibit the merger;

  . Data Critical's having taken all action required to cancel its outstanding stock options in accordance with the terms of the merger agreement;

  . Data Critical's having obtained all required material third-party consents to the merger;

  . Data Critical's having performed in all material respects all of its covenants in the merger agreement, and all of its representations and warranties remaining true in all material respects on the closing date; and

  . holders of not more than 5% of the outstanding shares of Data Critical common stock having properly exercised, without revocation, their appraisal rights.

Regulatory matters (page 27).

   Under the HSR Act and the rules of the Federal Trade Commission, or FTC, the merger may not be completed until Data Critical and GE have provided notice and furnished certain information to the FTC and the Antitrust Division of the United States Department of Justice, or DOJ, and specified waiting periods have passed. GE and Data Critical each filed notification and report forms with the FTC. The DOJ, the FTC, state antitrust authorities or a private person or entity could seek to enjoin the merger under the antitrust laws at any time before the merger is completed or to compel rescission or divestiture at any time subsequent to the merger. Based on information available to us, we believe the merger can be completed in compliance with federal and state antitrust laws.

   The FCC must approve the transfer of control from Data Critical to GE of the business radio station licenses held by Data Critical. On August 3, 2001 Data Critical filed with the FCC an application form together with an ownership form and required exhibits explaining the nature of the merger and the extent of ownership of any other FCC-regulated entities by stockholders (if this ownership is 10% or more). In addition, within 60 days of the closing of the merger, Data Critical must notify the FCC that the merger is complete and that control of all equipment authorization grants held by Data Critical will be transferred to GE. The FCC has the right to require a new application for equipment authorization upon a transfer of control of the license.

   After the merger is complete, Data Critical must update certain ownership and operator information on file with the Food and Drug Administration, or FDA, relating to the FDA 510(k) licenses covering Data Critical products.

   Under the merger agreement, GE will not be obligated to complete the merger if any governmental authority has imposed a condition or requirement that, in GE's reasonable opinion, would have a material adverse effect on GE or Data Critical as the surviving corporation.

Termination of the merger agreement; termination fees (page 31; page 32).

   The merger agreement may be terminated at any time prior to the merger, whether before or after approval by Data Critical stockholders:

  .  by written consent of GE and Data Critical;

  . by either GE or Data Critical if the other has failed to comply in any material respect with its covenants, or materially breached its representations or warranties, in the merger agreement;

  . by either GE or Data Critical if the merger has not been completed by the close of business on November 30, 2001, other than because of that party's failure to fulfill its obligations under the merger agreement;

  . by either GE or Data Critical if Data Critical stockholders fail to adopt the merger agreement at the special meeting or any adjournment or postponement of the special meeting;

  . by either GE or Data Critical if Data Critical enters into a merger, acquisition or other agreement with a third party that qualifies as a "superior proposal," or the Data Critical board resolves to do so; except that this termination option is not available to Data Critical unless Data Critical has provided GE with two business days' notice of its intent to enter into such an agreement with the third party, including the terms and conditions of the superior proposal and the identity of the third party, with the intent of enabling GE to agree to a modification of the terms and conditions of its merger agreement with Data Critical. Data Critical may terminate the merger agreement under this provision only if, after the two-day notice period, the Data Critical board still reasonably believes that the takeover proposal is a superior proposal when compared to the GE merger, taking into account any modification that has been proposed by GE, and concurrently with such termination Data Critical pays to GE the termination fee described below;

  .  by GE if:

    -- the Data Critical board has not recommended, has resolved not to recommend, or has qualified, modified or withdrawn its recommendation of the merger or its declaration that the merger is advisable and fair to, and in the best interests of, Data Critical and its stockholders, or has resolved to do any of these things;

    -- the Data Critical board has recommended to the Data Critical stockholders any takeover proposal other than the merger agreement with GE or has resolved to do so; or

    -- a tender offer or exchange offer for 20% or more of the outstanding shares of Data Critical common stock is made by a third party that is not an affiliate of GE, and the Data Critical board does not recommend against acceptance of such tender offer or exchange offer by its stockholders.

   Data Critical will be required to pay GE a termination fee of $2 million if:

  . Data Critical terminates the merger agreement, after receipt of a superior proposal, because the merger has not been completed by November 30, 2001;

  . GE terminates the merger agreement because Data Critical has failed to comply in any material respect with its covenants under the merger agreement;

  . GE terminates the merger agreement because the Data Critical board of directors has failed to recommend or has qualified its recommendation of the merger agreement, has approved or resolved to approve another takeover proposal, or has failed to recommend against a tender or exchange offer by a party other than GE;

  . GE terminates the merger agreement, after Data Critical has received a superior proposal, because Data Critical has materially breached a representation or warranty in the merger agreement;

  . if either GE or Data Critical terminates the merger agreement because the Data Critical stockholders have not approved the merger at the special meeting or any adjournment or postponement of the special meeting and, in each case, one of the following has occurred: Data Critical has received a superior proposal or its board of directors has failed to recommend the merger agreement, approved another takeover proposal, or failed to recommend against a tender or exchange offer by a party other than GE as described above; and

prior to, concurrently with or within twelve months after the merger agreement is terminated for one of these reasons, one of the following events occurs:

  . any person, entity or group acquires or becomes the beneficial owner of 20% or more of the outstanding shares of Data Critical common stock;

  . any group is formed which beneficially owns 20% or more of the outstanding shares of Data Critical common stock;

  . Data Critical enters into, or announces that it proposes to enter into, any agreement providing for a merger or other business combination involving Data Critical or a significant subsidiary of Data Critical or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, Data Critical or a significant subsidiary of Data Critical, other than the transaction between GE and Data Critical;

  . any person, entity or group is granted any option or right to acquire or otherwise become the beneficial owner of shares of Data Critical common stock that would result in such person being the beneficial owner of 20% or more of the outstanding shares of Data Critical common stock; or

  . there is a public announcement with respect to a plan or intention by Data Critical to effect any of the foregoing transactions.

   The $2 million termination fee will be reduced by the amount actually realized by GE under the stock option agreement described below in excess of $1,350,000 (after netting out the aggregate exercise price paid by GE under the stock option agreement). Accordingly, the total of the termination fee and the net amount actually realized by GE under the stock option agreement cannot exceed $3,350,000 under the terms of the merger agreement.

No solicitation of competing transactions (page 30).

   The merger agreement imposes conditions on the ability of Data Critical and its officers, directors, employees, advisors and representatives to solicit, encourage or participate in discussions with respect to any alternative acquisition transactions with third parties beyond what is required by the Data Critical board's fiduciary duties. Data Critical must promptly notify GE if it receives offers or proposals for any such alternative transactions.

Stock option agreement (page 34).

   As a condition to GE's entering into the merger agreement, GE and Data Critical entered into a stock option agreement, whereby Data Critical has granted to GE an irrevocable option to purchase up to 3,406,530 shares of Data Critical common stock at an exercise price per share of $3.75. These shares represent approximately 19.9% of the total number of shares of Data Critical common stock outstanding on July 18, 2001. The option becomes exercisable by GE only if specified events occur. The stock option agreement and the termination fee may discourage persons who may be interested in acquiring all of, or a significant interest in, Data Critical from proposing an acquisition, even if they were prepared to offer to pay a higher price than $3.75 per share.

Funding of the transaction.

   The merger is not subject to a financing contingency. GE will fund the merger through existing cash reserves.

Federal income tax consequences (page 26).

   Your receipt of cash as a stockholder of Data Critical in the merger will be a taxable transaction for federal income tax purposes and may also be taxable under applicable state, local and foreign income and other tax laws. You will recognize a gain or loss in an amount equal to the difference between the adjusted tax basis of your shares of Data Critical common stock and the amount of cash received in exchange for your shares in the merger. This gain or loss will be a capital gain or loss if your shares of Data Critical common stock are held as a capital asset and will be a long-term capital gain or loss if your holding period of the shares exceeds one year. You should consult your personal tax advisor for a full understanding of the merger's specific tax consequences to you.

Appraisal rights (page 11).

   Under section 262 of the DGCL, Data Critical stockholders who do not vote in favor of adopting the merger agreement are entitled to appraisal rights in connection with the merger and, upon proper exercise of such appraisal rights, to receive the fair value of their shares in cash as determined by a judge, rather than the price specified in the merger agreement. If you properly exercise appraisal rights, the fair value of your shares will be determined by the Delaware Court of Chancery and may be less than or greater than the value of the consideration to be paid to Data Critical stockholders who do not seek appraisal. This right to appraisal is subject to a number of restrictions and technical requirements. If you fail to strictly comply with all of the restrictions and requirements, you will lose your appraisal rights and will receive $3.75 in cash for each of your shares. Generally, in order to exercise your appraisal rights you must:

  . send a written demand to Data Critical for appraisal in compliance with the DGCL before the proposal to adopt the merger agreement is voted on;

  .  not vote in favor of adopting the merger agreement; and

  . continuously hold your Data Critical common stock from the date you make the demand for appraisal through the completion of the merger.

   Merely voting against adopting the merger agreement will not protect your rights to an appraisal. The requirements under section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement. The complete text of section 262 of the DGCL is attached as Appendix C to this proxy statement.

   If you vote in favor of adopting the merger agreement, you will waive your rights to seek appraisal of your shares of Data Critical common stock under section 262 of the DGCL.

   If Data Critical stockholders beneficially holding more than 5% of Data Critical common stock outstanding as of the record date properly exercise their appraisal rights, without revocation, under section 262 of the DGCL, then GE will not be obligated to complete the merger. GE may nevertheless waive its right not to complete the merger if the 5% threshold is exceeded.

Price of common stock.

   The Data Critical common stock is listed on the Nasdaq National Market under the symbol "DCCA." On July 18, 2001, the last trading day before the public announcement that the merger agreement had been signed, the last sale price of Data Critical common stock was $2.20 per share. On August 15, 2001, the most recent practicable date prior to printing this proxy statement, the last sale price of Data Critical common stock was $3.68. During the period from January 1, 2001 through August 15, 2001, the high and low sale prices for shares of Data Critical common stock on the Nasdaq National Market were $4.38 and $1.25, respectively. We urge you to obtain current market quotations for our common stock.

                          FORWARD-LOOKING STATEMENTS

   Some of the statements in this proxy statement or in the documents incorporated by reference in this proxy statement are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about the plans, objectives, expectations, intentions and future financial performance of Data Critical and other statements that are not historical facts. We use words such as anticipates, believes, expects, future and intends, and similar expressions, to identify forward-looking statements, but the absence of these words does not mean that the statement is not forward-looking. You should not unduly rely on these forward-looking statements. Actual results could differ significantly from those anticipated in the forward-looking statements for many reasons. Important factors (but not necessarily all the important factors) that could cause actual results to differ significantly from those anticipated in the forward-looking statements are detailed in the filings we make from time to time with the SEC including our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001. You should also consult the filings made by VitalCom Inc. with the SEC prior to our acquisition of VitalCom on June 7, 2001. All forward-looking statements included in this proxy statement are made as of the date of this proxy statement, based on information available to us as of the date of this proxy statement. Data Critical is not obligated to update any forward-looking statement contained in this proxy statement.

                                  THE MEETING

Date, time and place of the special meeting

   Data Critical will hold a special meeting of stockholders on September 11, 2001 at 9:00 a.m. local time, at its headquarters, which are located at 19820 North Creek Parkway, Suite 100, Bothell, Washington 98011. Data Critical is sending this proxy statement to its stockholders in connection with the solicitation of proxies by the Data Critical board of directors for use at the special meeting and any adjournment or postponement of the special meeting. The approximate date of mailing this proxy statement and the accompanying proxy is August 22, 2001.


Purposes of the special meeting

   The purposes of the special meeting are to consider and vote upon a proposal to adopt the merger agreement and to transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Recommendation of the board of directors

   After careful consideration and extensive negotiations, your board of directors has unanimously approved the merger agreement and has determined that the merger and the merger agreement are fair to, and in the best interests of, Data Critical and its stockholders. The Data Critical board of directors unanimously recommends that you vote "FOR" adopting the merger agreement.

Record date and voting power

   Only holders of record of Data Critical common stock at the close of business on the record date, July 30, 2001, are entitled to notice of, and to vote at, the special meeting. There were approximately 202 holders of record of Data Critical common stock at the close of business on the record date, with approximately 17,139,529 shares of Data Critical common stock issued and outstanding. Each share of Data Critical common stock entitles its holder to one vote on each matter submitted for stockholder approval at the special meeting. As of the record date, Data Critical directors and officers and their affiliates owned 3,078,785 shares of Data Critical common stock, entitling them to cast approximately 18% of the votes entitled to be cast at the special meeting.

Voting and revocation of proxies

   Votes may be made in person or by a properly executed proxy on each matter properly submitted to a vote of stockholders at the special meeting. All properly executed proxies that are not revoked will be voted at the special meeting according to the instructions contained in the proxy.

   If you execute and return a proxy and do not specify otherwise, the shares represented by the proxy will be voted "FOR" adopting the merger agreement in accordance with the recommendation of the board of directors. A Data Critical stockholder who has executed and returned a proxy may revoke it at any time before it is voted at the special meeting by:

  . executing and delivering to Data Critical's corporate secretary a proxy for the same shares but bearing a later date;

  . delivering to Data Critical's corporate secretary a written notice of revocation; or

  . attending the special meeting and voting in person. Merely attending the special meeting, however, will not in and of itself revoke a proxy--you must vote your shares in person in order for your previously delivered proxy to be revoked.

Quorum; required vote

   The presence, in person or by proxy, at the special meeting of the holders of a majority of the shares of Data Critical common stock outstanding as of the close of business on the record date is necessary to constitute a quorum at the meeting. For this purpose, all returned proxy cards will count toward establishing a quorum. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Data Critical common stock outstanding as of the record date. In determining whether the proposal to adopt the merger agreement has received the requisite number of affirmative votes, abstentions and broker nonvotes will have the same effect as a vote against the proposal to adopt the merger agreement. Broker nonvotes occur when brokers, who hold stock in street name for the customers who are the beneficial owners of those shares, do not receive instructions from the beneficial owners of those shares. Accordingly, beneficial owners of common stock must instruct their brokers or nominees how to vote their shares with respect to the merger proposal.

   If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote for adopting the merger agreement. If you fail to return your proxy card, it will have the same effect as a vote against adopting the merger agreement.

   On the record date for the special meeting, the directors and executive officers of Data Critical owned 3,078,785 shares, or approximately 18%, of the outstanding shares of Data Critical common stock entitled to vote at the special meeting. Based on the number of shares of Data Critical common stock outstanding on the record date, the affirmative vote of holders of at least 8,569,765 shares of Data Critical common stock at the special meeting is necessary to adopt the merger agreement.


Stockholder agreements

   In connection with the execution of the merger agreement, and as an inducement and condition to GE's entering into the merger agreement, stockholders of Data Critical who own in the aggregate 5,688,354 shares, or approximately 33%, of Data Critical's voting capital stock entered into stockholder agreements dated July 19, 2001, in which they agreed to vote their shares in favor of adopting the merger agreement and to refrain from selling or transferring, or soliciting the sale or transfer of, their shares before the special meeting. The stockholders who have signed these stockholder agreements are Warburg, Pincus Ventures, L.P., Aether Systems, Inc., Kimberlin Family Partners, Oshkim Limited Partners, Apex Investment Fund II, L.P. and David E. Albert, M.D.

Solicitation of proxies

   In addition to soliciting by mail, Data Critical's directors, officers, employees and agents may solicit proxies from Data Critical stockholders by personal interview, telephone, telegram or otherwise. Data Critical will bear the costs of soliciting proxies from its stockholders. Data Critical has retained Mellon Investor Services LLC to solicit proxies from Data Critical stockholders for a fee of $6,500. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of Data Critical common stock for forwarding solicitation materials to the beneficial owners of Data Critical common stock. Data Critical will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with forwarding solicitation materials.

Appraisal rights

   Under section 262 of the DGCL, a Data Critical stockholder who wishes to object to the merger and to receive cash in the amount of the appraised fair market value of his, her or its shares of Data Critical common stock, instead of the merger consideration set forth in the merger agreement, must follow the procedure described below. Only those Data Critical stockholders who are entitled to vote on the merger have the right to receive an appraisal of the fair value of their shares. All of the holders of outstanding Data Critical common stock as of the record date for the special meeting are entitled to vote on the proposal to adopt the merger agreement and all of the holders (except for those who have signed voting agreements as described above) may object to the merger and receive cash in the amount of the appraised fair value of their shares, instead of the merger consideration as provided in the merger agreement.

   The following is a summary of appraisal rights under section 262 of the DGCL. This summary is qualified in its entirety by reference to section 262 of the DGCL, which is attached as Appendix C of this proxy statement. Failure to strictly follow the procedures set forth in section 262 of the DGCL may result in the loss, termination or waiver of your rights to appraisal of your Data Critical shares. A Data Critical stockholder who signs a proxy card voting in favor of adopting the merger agreement or who returns a blank executed proxy will not have a right to assert appraisal rights.

   Each Data Critical stockholder who wishes to seek an appraisal must deliver a written demand for appraisal to Data Critical and must not vote in favor of adopting the merger agreement. The written demand must be received by Data Critical before the stockholder vote on the merger agreement takes place at the special meeting. The written demand must be separate from, and in addition to, your proxy or vote abstaining from or voting against adopting the merger agreement. Merely voting against adopting the merger agreement or abstaining from the vote will not preserve your appraisal rights.

   If you wish to exercise appraisal rights, you should mail or deliver a written demand to Data Critical at its headquarters, 19820 North Creek Parkway, Suite 100, Bothell, Washington 98011, Attn: Corporate Secretary, or, alternatively, you should deliver the written demand to Data Critical at the special meeting. The written demand should specify your name, your mailing address and the number of shares of Data Critical common stock you own. Each Data Critical stockholder who elects to exercise appraisal rights is responsible for ensuring that his, her or its written demand is received by Data Critical before the vote occurs at the special meeting.

   If the merger is completed, Data Critical must provide notice of the effective time of the merger to all Data Critical stockholders who have complied with the notice and voting requirements within 10 days after the effective time of the merger.

   A stockholder who wishes to revoke his, her or its demand for appraisal must do so within 60 days after the effective time of the merger. A stockholder may also revoke a demand for appraisal rights after the 60 days have passed, but only with Data Critical's written consent. A stockholder who effectively revokes his, her or its demand for appraisal will receive the merger consideration as provided in the merger agreement.

   Within 120 days after the effective time of the merger, any Data Critical stockholder who has complied with the notice and voting requirements of section 262 of the DGCL is entitled, after written request to Data Critical, to receive a statement listing the aggregate number of shares of Data Critical common stock with respect to which Data Critical received timely demands for appraisal and that were not voted in favor of adopting the merger agreement. Also within 120 days after the effective time of the merger, either Data Critical or any holder of Data Critical common stock who has complied with the above requirements for seeking appraisal may file a petition with the Delaware Court of Chancery. This petition should request that the court determine the value of the shares of Data Critical common stock held by all of the stockholders entitled to appraisal rights. Stockholders who intend to exercise their appraisal rights should file this petition, as Data Critical has no intention at this time of making the filing. Because Data Critical has no obligation to file the petition, if no stockholder files a petition within 120 days after the effective time of the merger, all stockholders will lose their appraisal rights. If the court receives a qualifying petition from a stockholder, it will send a copy to Data Critical. Within 20 days after receipt of the petition, Data Critical is required to file a list with the office of the Register in Chancery in Delaware setting forth the names and addresses of all stockholders who have made demands for appraisal and with whom Data Critical has not reached an agreement as to the value of their shares.

   If a petition for appraisal is timely filed, the court will determine at a hearing those Data Critical stockholders who are entitled to appraisal rights and will appraise the shares of Data Critical common stock held by those stockholders. The court will determine the fair value of such shares after taking into account all relevant factors, but excluding any value arising from the accomplishment or expectation of the merger.

   If you are considering seeking appraisal for your Data Critical shares, you should be aware that the fair value of your shares determined under section 262 of the DGCL could be more than, the same as, or less than the value of the merger consideration you would otherwise receive in the merger. Stockholders should also be aware that the opinion of an investment banking firm that the merger consideration is fair, from a financial point of view, is not an opinion that the merger consideration is the same as the fair value under section 262 of the DGCL.

   The provisions of section 262 of the DGCL are technical and complex. Stockholders who fail to comply strictly with the procedures of section 262 will lose their appraisal rights. If you wish to exercise appraisal rights and obtain appraisal of the fair value of your Data Critical common stock, you should consult an attorney.

   If Data Critical stockholders beneficially holding more than 5% of Data Critical common stock outstanding as of the record date properly exercise their appraisal rights under section 262 of the DGCL, without revoking their demand for appraisal prior to the anticipated closing of the merger, then GE will not be obligated to complete the merger. GE may nevertheless waive its right not to complete the merger if the 5% threshold is exceeded.

Other matters

   At the date of this proxy statement, the Data Critical board of directors does not know of any business to be presented at the special meeting other than as set forth in the notice accompanying this proxy statement. If the Data Critical board of directors should bring any other matter before the special meeting, a supplement or amendment to this proxy statement describing the matter will be sent to all stockholders entitled to vote.

   The matters to be considered at the special meeting are of great importance to the stockholders of Data Critical. Accordingly, we urge you to read and carefully consider the information presented in this proxy statement, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

Surrender of share certificates

   GE has designated Mellon Investor Services LLC, or Mellon, to act as paying agent for the holders of shares of Data Critical common stock in connection with the merger. GE will deposit with Mellon amounts sufficient in the aggregate to provide all funds necessary for Mellon to make payments to Data Critical stockholders.

   Promptly after the date on which the merger becomes effective, GE will send to each holder of shares of Data Critical common stock a letter of transmittal and instructions for surrendering Data Critical stock certificates. Mellon will receive a fee of approximately $10,000 as compensation for its services, plus reimbursement of its out-of-pocket expenses in connection with those services.


   Each holder of a share of Data Critical common stock that has been converted into the right to receive the cash payment of $3.75 per share, upon surrender to Mellon of a stock certificate or certificates representing such shares, together with a properly completed letter of transmittal covering such shares, will receive the cash payment. Until surrendered in this manner, each such stock certificate will represent only the right to receive this cash payment. No interest will be paid or will accrue on the cash payment.

   If any portion of the cash payment is to be paid to a person other than the registered holder of the stock certificate surrendered in exchange therefor, the stock certificate being surrendered must be properly endorsed or otherwise be in the proper form for transfer. In addition, the person requesting such payment must pay to Mellon any transfer or other taxes required as a result of such payment, or establish that such tax has been paid or is not applicable. Beginning six months after the closing date, holders of Data Critical common stock who have not surrendered their stock certificates will be entitled to look only to GE for payment of their claim for cash.

   After the merger becomes effective, the stock transfer books of Data Critical will be closed and no further transfers of shares of Data Critical common stock will be made. From and after the closing date, the holders of Data Critical common stock will cease to have any rights with respect to these shares except as provided in the merger agreement or under applicable law.

                                  THE MERGER

General description

   Pursuant to the merger agreement:

  . Ether, an indirect wholly owned subsidiary of GE, will merge with and into Data Critical;

  . each outstanding share of Data Critical common stock, other than shares owned by GE or Data Critical or their respective subsidiaries and those held by stockholders who have properly exercised, without revocation, their appraisal rights, will be converted into the right to receive $3.75 in cash, without interest; and

  . upon completion of the merger, Ether will cease to exist, and Data Critical will continue as an indirect wholly owned subsidiary of GE.

Background of the merger

   From time to time in recent years Data Critical and GE Medical Systems, a division of GE, have discussed the possibility of forming strategic alliances or otherwise engaging in corporate transactions. Data Critical has had a commercial distribution relationship since 1997 with GEMS-IT. In early May 2001, GE requested a meeting with Data Critical executives to discuss various aspects of this relationship. Richard L. Earnest and Michael E. Singer of Data Critical met with Greg Lucier, Chief Executive Officer of GEMS-IT, and David
M. Baker, Manager, Global Business Development of GE Medical Systems, and engaged in discussions about the current relationship between GE and Data Critical and possibilities for expanding this relationship.

   On May 10, 2001, Mr. Lucier called Mr. Earnest to express an interest in a possible strategic transaction with Data Critical. At a Data Critical board meeting held later that day, Mr. Earnest informed the board of the potential proposal. A representative from Data Critical's outside legal counsel was present. The board discussed the advisability of a transaction with GE and related business and legal issues and determined that, with Data Critical's pending acquisition of VitalCom Inc., Data Critical was not then interested in discussing a potential transaction with GE. The board instructed Mr. Earnest to inform GE that it might be willing to discuss a possible transaction, but only after the VitalCom acquisition was completed. Mr. Earnest informed GE of the board's determination.

   Data Critical completed its acquisition of VitalCom on June 7, 2001. On June 8, 2001, Mr. Lucier telephoned Mr. Earnest to further explore the possibility of a strategic alliance or other corporate transaction between GE and Data Critical. They discussed in general Data Critical's business and the overall industry conditions in the market for wireless health information communication systems. Mr. Lucier expressed an interest in pursuing a possible business combination with Data Critical. Mr. Lucier also described recent acquisitions by GE Medical Systems, and indicated that GE would expect that any transaction with Data Critical would be structured along similar lines.

   On June 7 and 8, 2001, counsel for GE and counsel for Data Critical exchanged drafts of a proposed confidentiality agreement between Data Critical and GE for the purpose of protecting certain confidential and proprietary information about Data Critical's business and properties that Data Critical was planning to provide to GE in conjunction with the discussions between the parties. The parties negotiated the terms of the proposed confidentiality agreement and entered into a definitive confidentiality agreement on June 11, 2001.

   On June 12, 2001, Mr. Earnest and Mr. Singer, together with David E. Albert, M.D., Chief Scientific Officer of Data Critical, Robert A. May, Vice President of Hospital Operations of Data Critical, Paul W. Nicholson, Vice President of Sales and Marketing of Data Critical, and Stephen E. Hannah, Vice President of Engineering of Data Critical, traveled to Milwaukee, Wisconsin to meet with members of the GE Medical Systems management team, including Mr. Lucier and Mr. Baker. At the meeting, the Data Critical representatives gave a presentation of Data Critical's business, financial condition and prospects.

   In the days following the June 12 meeting, Mr. Lucier indicated that GE continued to be interested in a business combination with Data Critical and indicated the price that GE would be willing to pay for each outstanding share of Data Critical common stock if Data Critical was willing to proceed. Mr. Earnest and Mr. Singer told Mr. Lucier that they would present GE's expression of interest to the Data Critical board.

   At a board meeting held on June 16, 2001, Mr. Earnest and Mr. Singer briefed the board on the proposed price and other terms of the transaction as proposed by GE. The board considered, with the assistance of legal and financial advisors, the indication of interest from GE. After general discussion, the board instructed management to notify GE that the preliminary price indication was unacceptable, but that management was to continue exploring a potential transaction with GE. Mr. Earnest communicated this to Mr. Lucier.

   At a board meeting held on June 21, 2001, Mr. Earnest informed the Data Critical board that GE had reaffirmed its earlier indication of interest in a potential business combination at the price earlier indicated by GE. Representatives from Data Critical's outside legal counsel and from U.S. Bancorp Piper Jaffray were present. Mr. Earnest led the board in a general discussion regarding the current status of the discussions with GE. The board instructed the officers to continue exploring a potential transaction.

   Members of GE and Data Critical management met and participated in telephone conversations regarding the potential transaction over the course of the next week. Mr. Lucier telephoned Mr. Earnest and indicated that GE continued to be interested in a business combination with Data Critical and that GE might be willing to pay a higher price for the outstanding shares of Data Critical common stock (subject to possible adjustment after due diligence review) if Data Critical was willing to proceed. Mr. Earnest indicated that he might support a transaction at that price, subject to the advice of his financial and legal advisors. Mr. Earnest and Mr. Lucier discussed the basis on which they would proceed further.

   At a Data Critical board meeting held on June 28, 2001, the board considered, with the assistance of financial and legal advisors, the indication of interest from GE. Members of management updated the board as to the status of discussions with GE. Counsel to Data Critical advised the board as to the board's duties in considering a possible business combination. Representatives of U.S. Bancorp Piper Jaffray reviewed with the board their prior discussions with representatives of GE and general conditions of the market for companies in the wireless health communications market. The board authorized the retention of U.S. Bancorp Piper Jaffray as Data Critical's financial advisor in connection with any potential mergers, acquisitions or similar transactions. Mr. Earnest reviewed with the board a proposed timetable for further discussions and for GE's due diligence of Data Critical. After general discussion, the board unanimously resolved to authorize Mr. Earnest and Mr. Singer to continue to negotiate a sale of Data Critical to GE.

   Soon thereafter, Mr. Baker contacted Mr. Singer to discuss how to proceed with the negotiations and GE's due diligence review of Data Critical. Mr. Baker indicated that GE would provide Data Critical with an outline of information that GE and its representatives would need to review as part of that information. Mr. Baker provided the outline to Mr. Singer on July 1, 2001.

   On July 6, 2001, the parties amended their confidentiality agreement to provide a period during which Data Critical agreed that it would not solicit, initiate or conduct discussions with, or provide material nonpublic information to, any third party regarding an acquisition or other extraordinary transaction involving Data Critical. Data Critical retained the right to furnish nonpublic information under a customary confidentiality agreement to a third party in response to an unsolicited request therefor, but was required under the amended confidentiality agreement to notify GE of any such request.

   On July 9, 2001, Data Critical entered into a definitive agreement with U.S. Bancorp Piper Jaffray regarding the terms on which it would advise and provide services to Data Critical in connection with any potential mergers, acquisitions or similar transactions. Also on July 9, 2001, Mr. Earnest and Mr. Singer and Kevin King, Vice President and General Manager of Global Clinical Systems at GE, together with other members of the management teams of both companies and attorneys for both companies, met in Snoqualmie, Washington. During this meeting, officers of Data Critical made a general presentation to GE regarding Data Critical's business, products, customers, financial condition, results of operations and prospects. From July 9 through July 13, 2001, Data Critical made available to GE and its counsel a data room including confidential information about Data Critical, and GE and its counsel reviewed this information and conducted other due diligence investigations of Data Critical.

   On July 10, 2001, counsel for GE delivered to Data Critical and Data Critical's counsel initial drafts of the merger agreement, the stock option agreement and the stockholder agreement. Data Critical's counsel reviewed the terms of the draft agreements and commenced discussions about the terms of the agreements with GE's counsel.

   At a Data Critical board meeting held on July 11, 2001, Mr. Earnest and Mr. Singer briefed the board on the current status of negotiations with GE. All members of the board, and representatives from Data Critical's outside legal counsel and from U.S. Bancorp Piper Jaffray, were present. After general discussion, the board instructed the officers to continue negotiations.

   GE completed its due diligence of Data Critical on July 13, 2001. On July 14, 2001, Mr. Lucier informed Mr. Earnest that GE was prepared to offer a cash payment of $3.75 per share of Data Critical common stock in the proposed merger. This per share price was greater than the per share price determined to be unacceptable by the board at its meeting on June 16, 2001. Mr. Earnest informed Mr. Lucier that he would present the offer to the Data Critical board.

   On July 15, 2001, the Data Critical board met again to consider the terms of the proposed transaction. All members of the board, and representatives from Data Critical's outside legal counsel and its financial advisors, U.S. Bancorp Piper Jaffray, were present. Mr. Earnest and Mr. Singer briefed the board on the progress of negotiations with GE, including the revised pricing terms proposed by GE. Counsel to Data Critical advised the board as to the board's duties in considering a possible business combination and reviewed the structure and terms of the proposed transaction. Representatives of U.S. Bancorp Piper Jaffray reviewed the offered pricing terms with the board. The board instructed the officers to continue negotiations on the basis of the offered terms.

   At a Data Critical board meeting held on July 17, 2001 at which all members were present, the board again considered the proposed transaction. Data Critical's counsel reviewed the terms of the merger agreement, stock option agreement and stockholder agreement, including changes to those agreements since the drafts distributed to the board in advance of the meeting. Counsel described the remaining unresolved issues with respect to the agreements. Management indicated that they believed the remaining issues with respect to the documents could be resolved shortly. Representatives of U.S. Bancorp Piper Jaffray reviewed the proposed financial terms of the merger with the board. U.S. Bancorp Piper Jaffray also presented its financial analyses relating to its opinion concerning the proposed consideration to be paid to Data Critical stockholders in the merger. U.S. Bancorp Piper Jaffray delivered its oral opinion to the board (which was subsequently confirmed in writing) that, as of July 17, 2001 and based on and subject to the assumptions, limitations and qualifications set forth in the written opinion, the proposed consideration of $3.75 in cash to be received by Data Critical stockholders pursuant to the merger agreement was fair from a financial point of view. After receiving the oral fairness opinion, the board unanimously instructed the officers to negotiate the final terms and conditions of the proposed transaction at a price not less than $3.75 in cash per share. The board also authorized the transaction for purposes of section 203 of the DGCL and Chapter 23B.19 of the Revised Code of Washington.

   On July 18, 2001 the Data Critical board held a special meeting to review the final terms of the merger agreement. Representatives from Data Critical's outside legal counsel and its financial advisors were present at the meeting. The board discussed general market conditions with U.S. Bancorp Piper Jaffray. After considering this discussion with U.S. Bancorp Piper Jaffray, the presentations made by Data Critical's attorneys and the factors described in "The merger--Reasons for the merger and recommendation of the Data Critical board of directors" the Data Critical board unanimously approved the merger and determined to recommend to Data Critical's stockholders that they vote to adopt the merger agreement. All board members except Ms. Weatherman, who was not able to attend the meeting, were present and voted to ratify the merger agreement in final form.

   Following the meeting, during the evening of July 18, 2001 and the morning of July 19, 2001, representatives of Data Critical and GE satisfactorily resolved all remaining issues. On July 19, 2001, Data Critical, GE and Ether Merger Corp. executed the merger agreement, Data Critical and GE executed the stock option agreement and stockholders owning, in the aggregate, approximately 33% of the outstanding shares of Data Critical common stock, executed the stockholder agreements. GE and Data Critical issued a joint press release announcing the execution of the merger agreement and other documents on July 19, 2001.

Reasons for the merger and recommendation of the Data Critical board of directors

   In reaching its decision to approve the merger and the merger agreement and to recommend adoption of the merger agreement by the Data Critical stockholders, the Data Critical board of directors consulted with its management, as well as its legal and financial advisors. In unanimously approving the merger agreement and the transactions contemplated by the merger agreement, the Data Critical board of directors considered a number of factors, both positive and negative, including the following:

  . The strategic and other benefits of the merger, including the combination of Data Critical's and GE's complementary product lines, a greater ability to service end-user customers than Data Critical possessed as a standalone entity and access to GE Medical Systems' substantial resources and distribution channels to enhance the growth and profitability of Data Critical's business.

  . Stockholders' ability to realize current consideration greater than recent market prices for Data Critical common stock.

  . The form of merger consideration, namely that cash consideration provides certainty of value to Data Critical's stockholders and does not subject them to the risks associated with a declining trading price of GE common stock in a stock-for-stock transaction, but, alternatively, does not provide the benefits of any increase in the trading price of GE common stock in a stock-for-stock transaction.

  . The immediate tax consequences to Data Critical stockholders rather than a deferral of tax consequences that might have been available in a stock-for-stock exchange.

  . Current financial market conditions, including the current stock prices of Data Critical and comparable companies and the historical prices, volatility and trading information about Data Critical common stock since its initial public offering.

  . Data Critical's strategic alternatives to the transaction with GE, including the prospect of continuing to operate Data Critical as an independent company, the value to stockholders of these alternatives, the timing and likelihood of achieving additional value from these alternatives, and the possibility that Data Critical's future performance might not lead to a stock price with a higher present value than the merger consideration. These considerations include the importance of successfully integrating VitalCom's operations with those of the former Data Critical, the cost of completing this integration, the current capital-raising climate and the relative impact that a financing transaction would have on current stockholders.

  . The presentations from, and discussions with, U.S. Bancorp Piper Jaffray, Data Critical's financial advisor, and the opinion of U.S. Bancorp Piper Jaffray that, as of July 17, 2001 and based on and subject to the assumptions, limitations and qualifications included in the written opinion, the cash payment of $3.75 per share was fair to Data Critical's stockholders from a financial point of view.

  . The impact of the merger on constituencies other than the Data Critical stockholders, such as customers, partners and employees.

  . The fact that the merger agreement does not contain a financing condition to closing the merger and that GE planned to finance the transaction using existing cash reserves.

  . The likelihood that the merger would be approved by the appropriate regulatory authorities and the likelihood that the other conditions to completing the merger would be satisfied.

  . The board's belief that the terms and conditions of the merger and the merger agreement, as reviewed by the board with its legal and financial advisors, are fair to Data Critical and its stockholders and give the board of directors the flexibility needed to comply with its fiduciary duties under Delaware law.

  . The ability of Data Critical stockholders who may not support the proposed merger to obtain "fair value" for their shares of Data Critical common stock as determined by a judge if they properly perfect, without revocation, their appraisal rights under section 262 of the DGCL.

   The foregoing discussion of the information and factors considered by the Data Critical board of directors is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the proposed merger, the board did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. Individual members of the board may have given differing weights to different factors.

Opinion of Data Critical's financial advisor

   Data Critical retained U.S. Bancorp Piper Jaffray to act as the exclusive financial advisor of the board of directors in connection with the merger and to render to the board of directors an opinion as to the fairness, from a financial point of view, of the consideration to be paid to the holders of Data Critical common stock in the merger.

   U.S. Bancorp Piper Jaffray delivered to the board of directors of Data Critical on July 17, 2001 its opinion, as of that date and based upon and subject to the assumptions, factors and limitations set forth in the written opinion and described below, that the consideration proposed to be paid to the holders of Data Critical common stock in the proposed merger was fair, from a financial point of view, to those stockholders. A copy of U.S. Bancorp Piper Jaffray's written opinion is attached to this proxy statement as Appendix B and is incorporated into this proxy statement by reference. You are encouraged to read the opinion carefully and in its entirety.

   While U.S. Bancorp Piper Jaffray rendered its opinion and provided certain analyses to the board of directors, U.S. Bancorp Piper Jaffray was not requested to and did not make any recommendation to the board of directors as to the specific form or amount of the consideration to be received by Data Critical stockholders in the merger, which was determined through negotiations among Data Critical and GE. U.S. Bancorp Piper Jaffray's written opinion, which was directed to the Data Critical board of directors, addresses only the fairness, from a financial point of view, of the proposed consideration to be received by Data Critical stockholders in the merger, does not address any other term or agreement relating to the merger, does not address Data Critical's underlying business decision to proceed with or effect the merger and does not constitute a recommendation to any Data Critical stockholder.

   In arriving at its opinion, U.S. Bancorp Piper Jaffray reviewed, among other things:

  . a draft of the merger agreement dated July 17, 2001 and drafts of other documents related to the merger;

  . selected publicly available financial, operating and business information related to Data Critical;

  . publicly available market and securities data of Data Critical and selected public companies deemed comparable to Data Critical;

  . to the extent publicly available, financial information relating to selected merger and acquisition transactions deemed comparable to the proposed merger; and

  . internal financial information of Data Critical prepared for financial planning purposes and furnished to U.S. Bancorp Piper Jaffray by Data Critical's management.

   In addition, U.S. Bancorp Piper Jaffray conducted discussions with members of management of Data Critical concerning the financial condition, current operating results and business outlook of Data Critical on a stand-alone basis.

   In delivering its opinion to the board of directors of Data Critical, U.S. Bancorp Piper Jaffray prepared and delivered to the board of directors written materials containing various analyses and other information material to the opinion. Here is a summary of the analyses contained in the materials:

   Data Critical Stock Trading Analysis. U.S. Bancorp Piper Jaffray reviewed the stock trading history of Data Critical. U.S. Bancorp Piper Jaffray presented the recent common stock trading information contained in the following table:

                                                                   Data Critical
                                                                    Stock Price
                                                                   -------------
   Closing price on July 16, 2001.................................    $ 2.10
   30 calendar day closing average................................      1.95
   90 calendar day closing average................................      1.89
   180 calendar day closing average...............................      2.20
   52 week high trade.............................................     15.56
   52 week low trade..............................................      1.19

   U.S. Bancorp Piper Jaffray also presented graphs illustrating Data Critical's daily and weekly stock price and volume performance over the prior 12 month period, daily stock price and volume performance over the prior six month period.

   Analysis of Selected Public Companies. U.S. Bancorp Piper Jaffray compared certain publicly available financial, operating and stock market information for Data Critical with similar information for the following selected publicly held companies, each of which is involved in the patient monitoring equipment and clinical monitoring solutions segments of the health care market:

  .  Alaris Medical, Inc.

  .  Colorado MEDtech, Inc.

  .  Criticare Systems, Inc.

  .  Datascope Corporation

  .  Invivo Corporation

  .  Novametrix Medical Systems Inc.

  .  Spacelabs Medical, Inc.

   U.S. Bancorp Piper Jaffray calculated enterprise value, which U.S. Bancorp Piper Jaffray defined as equity market value plus debt, less cash and cash equivalents, relative to each company's latest 12 months revenue, earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, and earnings before interest and taxes, commonly referred to as EBIT. U.S. Bancorp Piper Jaffray also calculated share price relative to each company's latest 12 months earnings per share and estimated calendar year 2001 and 2002 earnings per share, commonly referred to as EPS, estimates. All multiples were based on closing stock prices on July 16, 2001. EPS estimates for the selected companies were based on estimates as reported by the Institutional Brokers Estimate System, commonly referred to as IBES, and EPS estimates for Data Critical were based on the internal estimates of the management of Data Critical. U.S. Bancorp Piper Jaffray then compared the multiples for the selected companies to the multiples for Data Critical assuming a Data Critical common stock price of $3.75 in the merger. This analysis indicated multiples of selected valuation data as follows:

                                                         Selected Companies
                                                       -----------------------
                                 Data Critical (1) (2) Median Mean  High  Low
                                 --------------------- ------ ----- ----- ----
Enterprise value to:
  Latest 12 months revenue......          1.5x          1.2x   1.3x  2.0x 0.6x
  Latest 12 months EBITDA.......            NM          9.1x  10.4x 20.1x   NM
  Latest 12 months EBIT.........            NM         12.3x  11.4x 13.7x   NM
Latest twelve months
 price/earnings ratio...........            NM         15.9x  14.9x 18.4x   NM
2001 price/earnings ratio.......            NM         18.7x  18.7x 18.7x   NM
2002 price/earnings ratio.......         21.3x         16.5x  16.5x 16.5x   NM

--------
(1)  Based on value of merger consideration

(2)  Reflects pro forma results for acquisition of VitalCom Inc.

   Analysis of Selected Mergers and Acquisitions. U.S. Bancorp Piper Jaffray reviewed multiples of revenue, EBITDA, EBIT, and net income paid in the following twelve transactions:

        Date                   Acquiror                       Target
   ---------------  ------------------------------ ----------------------------
   March 12, 2001   Data Critical                  VitalCom
   January 9, 2001  Card Guard Scientific Survival Quality Diagnostic Services
   September 27,
    2000            Siemens AG                     Acuson
   June 2, 2000     GE                             Lunar Corp
   May 25, 2000     Welch Allyn                    Protocol Systems
   August 21, 2000  Card Guard Scientific Survival Instromedix (Alaris Medical)
   January 20,
    2000            Card Guard Scientific Survival LifeWatch
   October 14,
    1999            Colorado MEDtech               Civco Medical Instruments
   September 22,
    1999            Angeion Corp                   Medical Graphics Corp
   September 21,
    1998            GE                             Marquette Medical Systems
   July 21, 1998    Matria                         Quality Diagnostic Services
   June 25, 1998    Alaris Medical                 Instromedix

   The selected transactions were chosen because the target companies were companies in the patient monitoring equipment and clinical monitoring solutions industry that, for purposes of this analysis, U.S. Bancorp Piper Jaffray considered generally comparable to Data Critical. Each transaction had an enterprise value of greater than $10 million and involved a purchase of a majority interest in the target company with cash, stock, or a combination of cash and stock. No transaction used in the selected transaction analysis is identical to the merger. All multiples were based on available information at the time of announcement of the relevant transaction.

                                                         Selected Transactions
                                                        ------------------------
                                  Data Critical (1) (2) Median Mean   Low  High
                                  --------------------- ------ ----- ----- -----
Enterprise Value to:
  Latest 12 months revenue.......         1.5x           1.5x   1.5x  0.4x  3.4x
  Latest 12 months EBITDA........           NM          15.9x  15.7x  8.9x 21.4x
  Latest 12 months EBIT..........           NM          18.0x  14.5x  4.4x 21.2x
Equity Value to:
  Latest 12 months net income....           NM          26.5x  27.1x 25.8x 28.9x

--------
(1)  Based on value of merger consideration

(2)  Reflects pro forma results for acquisition of VitalCom Inc.

   Premium Paid Analysis. U.S. Bancorp Piper Jaffray reviewed the range of premiums paid in 76 change-of-control transactions of healthcare services companies with transaction values greater than $50 million completed from January 1, 1998 to July 16, 2001. These transactions indicated a range of premiums based on the target company's stock price one week prior and four weeks prior to announcement of the transaction. The following table sets forth the median, mean, high and low premiums paid in these transactions as compared to the premium to be paid in the merger based on a Data Critical common stock price of $3.75.

                                                         Selected Premiums
                                                     --------------------------
                                   Data Critical (1) Median Mean   High   Low
                                   ----------------- ------ ----- ------ ------
Premium to stock price:
  One week prior to announcement..      101.6%       33.4%  37.6% 111.3% (2.7)%
  Four weeks prior to
   announcement...................       86.6%       45.5%  48.4% 120.9% (0.2)%

--------
(1)  Based on value of merger consideration

   Discounted Cash Flow Analysis. U.S. Bancorp Piper Jaffray performed a discounted cash flow analysis for Data Critical in which it calculated the present value of the stand-alone, unleveraged, after-tax free cash flows that Data Critical could hypothetically generate through December 31, 2005 based on estimates provided by the management of Data Critical. U.S. Bancorp Piper Jaffray estimated a range of theoretical values for Data Critical by adding the present value at June 30, 2001 of the projected free cash flows generated by Data Critical over the period from July 1, 2001 through December 31, 2005, the present value of Data Critical's estimated terminal value in 2005, the present value of Data Critical's net operating loss carryforwards, and Data Critical's estimated cash at June 30, 2001, and subtracting Data Critical's estimated total debt on June 30, 2001. The range of estimated terminal values for Data Critical was calculated by applying perpetuity growth rates ranging from 8.0% to 12.0% to the projected 2005 after-tax free cash flow of Data Critical. The cash flows and terminal values were discounted to present value using discount rates ranging from 25.0% to 30.0%. This analysis yielded the following results:

         Per Share Equity Value of Data Critical
         ---------------------------------------
         Low.............................................. $  3.21
         Mid..............................................    3.71
         High.............................................    4.56

         Aggregate Equity Value of Data Critical
         ---------------------------------------
         (in thousands)
         Low.............................................. $56,894
         Mid..............................................  66,429
         High.............................................  82,461

   In reaching its conclusion as to the fairness of the merger consideration and in its presentation to the board of directors, U.S. Bancorp Piper Jaffray did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. U.S. Bancorp Piper Jaffray believes that its analyses must be considered as a whole and that selection of portions of its analyses and of the factors considered by it, without considering all of the factors and analyses, would create a misleading view of the processes underlying the opinion.

   The analyses of U.S. Bancorp Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. No company or transaction used in any analysis for purposes of comparison is identical to Data Critical or the merger. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which Data Critical was compared and other factors that could affect the public trading value of the companies.

   For purposes of its opinion, U.S. Bancorp Piper Jaffray relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to it by Data Critical, or otherwise made available to it, and did not assume responsibility for the independent verification of that information. Information prepared for financial planning purposes was not prepared with the expectation of public disclosure.
U.S. Bancorp Piper Jaffray relied upon the assurances of the management of Data Critical that the information provided to it by Data Critical was prepared on a reasonable basis, the financial planning data and other business outlook information reflects the best currently available estimates and judgment of management, and management was not aware of any information or facts that would make the information provided to U.S. Bancorp Piper Jaffray incomplete or misleading. For purposes of its opinion, U.S. Bancorp Piper Jaffray assumed that the merger will be consummated pursuant to the terms of the merger agreement which it reviewed, without amendments thereto and without waiver by any party of any conditions or obligations thereunder.


   For purposes of its opinion, U.S. Bancorp Piper Jaffray assumed that the merger will be taxable for federal income tax purposes to the stockholders of Data Critical.

   In arriving at its opinion, U.S. Bancorp Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities of Data Critical and was not furnished with any such appraisals or valuations.
U.S. Bancorp Piper Jaffray made no physical inspection of the properties or assets of Data Critical. U.S. Bancorp Piper Jaffray analyzed Data Critical as a going concern and accordingly expressed no opinion as to the liquidation value of any entity. U.S. Bancorp Piper Jaffray expressed no opinion as to the price at which shares of Data Critical common stock have traded or at which the shares of Data Critical may trade at any future time. U.S. Bancorp Piper Jaffray undertook no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which Data Critical or its affiliates is a party or may be subject and, at Data Critical's direction and with its consent, made no assumption concerning, and therefore did not consider, the possible assertions of claims, outcomes or damages arising out of any such matters. The opinion is based on information available to U.S. Bancorp Piper Jaffray and the facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion. U.S. Bancorp Piper Jaffray has not undertaken to and is not obligated to affirm or revise its opinion or otherwise comment on any events occurring after the date it was given.

   U.S. Bancorp Piper Jaffray, as a customary part of its investment banking business, evaluates businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. U.S. Bancorp Piper Jaffray makes a market in the common stock of Data Critical and provides research coverage for Data Critical. U.S. Bancorp Piper Jaffray acted as a financial advisor to Data Critical and rendered a fairness opinion in March 2001 in connection with Data Critical's acquisition of VitalCom for which it received a customary fee. In the ordinary course of its business, U.S. Bancorp Piper Jaffray and its affiliates may actively trade securities of Data Critical and GE for their own accounts or the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

   Under the terms of U.S. Bancorp Piper Jaffray's engagement letter with Data Critical, Data Critical has agreed to pay U.S. Bancorp Piper Jaffray a customary fee upon consummation of the transaction for U.S. Bancorp Piper Jaffray's financial advisory services. Data Critical has agreed to pay U.S. Bancorp Piper Jaffray a customary fee for rendering its opinion, which will be credited against payment of the fee for financial advisory services. The contingent nature of the financial advisory fee may have created a potential conflict of interest in that Data Critical would be unlikely to consummate the transaction unless it had received the opinion of U.S. Bancorp Piper Jaffray. Whether or not the transaction is consummated, Data Critical has agreed to pay the reasonable out-of-pocket expenses of U.S. Bancorp Piper Jaffray and to indemnify U.S. Bancorp Piper Jaffray against liabilities incurred.

Effects of the merger

   After the merger becomes effective, Data Critical stockholders will cease to have ownership interests in Data Critical or rights as Data Critical stockholders. Therefore, Data Critical's current stockholders will not participate in any future earnings, losses, growth or decline of Data Critical. GE and its shareholders will be the sole beneficiaries of the future earnings and growth of Data Critical, if any.

   As a result of the merger, Data Critical will be a privately-held corporation and there will be no public market for its common stock. After the merger, Data Critical common stock will cease to be listed on the Nasdaq National Market and price quotations with respect to sales of shares of Data Critical common stock in the public market will no longer be available. In addition, registration of Data Critical common stock under the Securities Exchange Act of 1934, as amended, or Exchange Act, will be terminated. This termination will make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy or information statement in connection with stockholder meetings, no longer applicable to Data Critical. In addition, after the effective time of the merger, Data Critical will no longer be required to file periodic reports with the SEC.

   At the effective time of the merger, the directors of Ether will become the directors of Data Critical, and Data Critical's certificate of incorporation will be amended as provided in the merger agreement. After the merger, the current bylaws of Ether will become the bylaws of Data Critical.

Interests of Data Critical's directors and officers in the merger.

   In considering the recommendation of your board of directors with respect to the merger, you should be aware that some directors and executive officers of Data Critical have certain interests in the merger that may be different from, or in addition to, those of the stockholders of Data Critical. Your board of directors was aware of these interests as they existed on July 18, 2001, and considered them, among other factors, in approving the merger agreement. These interests are summarized below.

   Interest in common stock and other equity interests. As of July 27, 2001 our directors and executive officers beneficially owned an aggregate of 645,329 shares of our common stock, excluding the 2,427,412 shares of common stock beneficially owned by Warburg, Pincus Ventures, L.P., which is an affiliate of Warburg Pincus, LLC, the employer of Data Critical director Elizabeth H. Weatherman. Ms. Weatherman disclaims beneficial ownership of all of the shares of common stock owned by Warburg, Pincus. The aggregate consideration that would be received in the merger in respect of these shares would be $2,419,983.75.

   As of July 27, 2001, our directors and executive officers also held an aggregate of approximately 1,824,463 stock options to purchase shares of our common stock. Each outstanding option to purchase shares of Data Critical common stock granted under the Data Critical 1994 Stock Option Plan, the Data Critical 1999 Stock Option Plan, the Data Critical 1999 Director Stock Option Plan, the 1993 Data Critical/VitalCom Stock Option Plan, or the 1996 Data Critical/VitalCom Stock Option Plan, whether vested or unvested, will be canceled in anticipation of the merger in exchange for a cash payment from Data Critical equal to the amount, if any, by which $3.75 exceeds the per share exercise price of such option, multiplied by the number of shares of common stock subject to such option, less all required tax withholding. Holders of options with exercise prices equal to or greater than $3.75 will not receive any payment for their options, and those options will expire by their terms upon effectiveness of the merger. The aggregate consideration that would be received in the merger by our directors and executive officers in respect of these options (net of the aggregate exercise price but before any required tax withholding) would be $1,668,818. The individual directors and officers who hold options that will be cancelled in exchange for cash payments in anticipation of the merger, and the number of shares of Data

Critical common stock subject to those options, are set forth below. These individuals will receive the following amounts of cash, prior to any tax withholding, as a result of the exchange:


                                                            Number of Cash to Be
   Name of Executive Officer or Director                     Options   Received
   -------------------------------------                    --------- ----------
   Jeffrey S. Brown........................................  327,208   $807,432
   Frank T. Sample.........................................  210,000    367,500
   Michael E. Singer.......................................  117,940    113,345
   Richard L. Earnest......................................   70,000     96,715
   Bradley R. Harlow.......................................  120,000     94,328
   Paul W. Nicholson.......................................   47,210     52,758
   Robert A. May...........................................   31,465     28,381
   John Atanasoff..........................................   30,000     22,500
   Stephen E. Hannah.......................................   20,000     35,000
   David B. Swedlow........................................   15,625     23,259
   Elizabeth H. Weatherman.................................   15,000     27,600

   Existing employment agreements. Data Critical had previously entered into employment agreements with several of its executive officers. Some of these agreements contain provisions that confer additional benefits on the executive upon a change of control of Data Critical, such as the merger, or upon termination of the executive's employment without cause. Certain provisions of these agreements are summarized below; each of these agreements (and, where applicable, any amendment to such agreement) has been or will be filed as an exhibit to a filing made by Data Critical under the requirements of the Exchange Act.

   Under an Employment Agreement dated March 1, 2001, and amended on July 2, 2001, between Data Critical and Richard L. Earnest, Data Critical must provide Mr. Earnest with 30 days advance notice before terminating him without cause. The term of the employment agreement is six months, beginning March 1, 2001. If Data Critical terminates Mr. Earnest without cause at any time during the term of his employment agreement, Data Critical is required to pay Mr. Earnest $12,500 per month for six months after such termination in accordance with standard payroll procedures and shall continue to provide Mr. Earnest with health benefits during this six-month period.

   Under an Employment Agreement dated July 2, 2001, between Data Critical and David Albert, M.D., Data Critical must provide Dr. Albert with 30 days' advance notice before terminating him without cause. If Data Critical (1) terminates Dr. Albert without cause at any time before December 30, 2001 or
(2) requires that Dr. Albert permanently relocates to Tustin, California as a condition of his continued employment with Data Critical, and, rather than relocate, Dr. Albert elects to voluntarily terminate his employment (which event shall be deemed a termination without cause), Data Critical is required to pay Dr. Albert $17,875 per month for two months after such termination in accordance with standard payroll procedures.

   Under an Employment Agreement dated June 14, 1999, and amended on February 24, 2000, March 11, 2001, July 2, 2001 and July 19, 2001, between Data
Critical and Michael E. Singer, Data Critical must provide Mr. Singer with 30 days' advance notice before terminating him without cause. If Data Critical
(1) terminates Mr. Singer without cause at any time before December 30, 2001 or (2) requires that Mr. Singer permanently relocate to Tustin, California as a condition of his continued employment with Data Critical, and, rather than relocate, Mr. Singer elects to voluntarily terminate his employment (which event shall be deemed a termination without cause), Data Critical is required to pay Mr. Singer $19,000 per month for two months after such termination in accordance with standard payroll procedures. In a letter agreement dated July 18, 2001, Data Critical agreed to pay Mr. Singer a cash bonus of $200,000 upon the closing of the merger.

   Under an Employment Agreement dated November 11, 1999, as amended on March 6, 2001 and June 15, 2001, between Data Critical and Robert A. May, Data Critical agreed to pay Mr. May a one-time cash payment of $50,000 upon the earliest to occur of three events: (1) completion of the consolidation and move of Data Critical's corporate operations to Tustin, California; (2) a decision by Data Critical to halt or substantially suspend this consolidation and move; or (3) if his employment is involuntarily terminated before either of the events described in (1) or (2) as a result of a change of control of Data Critical. In addition, if Data Critical terminates Mr. May's employment without cause, it shall pay him $13,541 per month for six months after such termination in accordance with standard payroll procedures.

   Under an Employment Agreement dated June 21, 2001, between Data Critical and Paul W. Nicholson, Data Critical agreed to pay Mr. Nicholson a one-time cash payment of $50,000 upon the earliest to occur of three events: (1) completion of the consolidation and move of Data Critical's corporate operations to Tustin, California; (2) a decision by Data Critical to halt or substantially suspend this consolidation and move; or (3) if his employment is involuntarily terminated before either of the events described in (1) or (2) as a result of a change of control of Data Critical. In addition, if Data Critical terminates Mr. Nicholson's employment without cause, it shall pay him $11,708 per month for six months after such termination in accordance with standard payroll procedures and shall continue to provide Mr. Nicholson with health benefits during this six-month period.

   Under an Employment Agreement dated March 12, 2001 between Data Critical Corporation and Stephen E. Hannah, Data Critical agreed that, if it terminates Mr. Hannah's employment without cause during the original one-year term of the agreement beginning June 8, 2001, Data Critical shall pay Mr. Hannah $15,000 per month for six months after such termination in accordance with standard payroll procedures.

   Under an employment agreement dated March 7, 2001, and amended June 15, 2001, between Data Critical and Bradley R. Harlow, Data Critical agreed that, if it terminates Mr. Harlow's employment without cause during the original one-year term of the agreement beginning on March 7, 2001, Data Critical shall provide Mr. Harlow with 90 days advance notice of such termination, shall pay Mr. Harlow $15,625 per month for a period of three months in accordance with standard payroll procedures and shall continue to provide Mr. Harlow with health benefits during this period. The 90 day notice period began on June 15, 2001.

   Under an employment agreement dated March 21, 2001, and amended June 15, 2001, between Data Critical and Frank T. Sample, Data Critical agreed that, if it terminates Mr. Sample's employment without cause, Data Critical shall provide Mr. Sample with 90 days advance notice of such termination and shall pay Mr. Sample $187,000 in equal installments over a nine-month period. In addition, Data Critical shall continue to provide Mr. Sample with health benefits during this period. The 90 day notice period began on June 15, 2001.

   New employment agreements. In connection with the merger, certain officers of Data Critical may enter into employment or consulting agreements with GE or the surviving corporation. It is not certain at this time which, if any, of Data Critical's officers will enter into these agreements.

   Indemnification; directors' and officers' insurance. After the merger, GE has agreed to cause the surviving corporation to indemnify and hold harmless all past and present directors and officers of Data Critical to the same extent they were indemnified as of the date of the merger agreement pursuant to the DGCL, Data Critical's charter documents or any disclosed indemnification agreement for acts or omissions occurring at or before the merger.

   GE has also agreed to cause the surviving corporation to provide, for three years after the merger, Data Critical's current directors and officers a directors' and officers' insurance and indemnification policy that provides coverage for events occurring prior to the merger substantially similar to Data Critical's policy before the merger. GE will not be required to pay an annual premium for this insurance policy in excess of $225,000.

Funding of the transaction

   The merger is not subject to a financing contingency. GE will fund the merger through existing cash reserves.

Federal income tax consequences

   The following is a summary of the material United States federal income tax consequences to holders whose shares of Data Critical common stock are converted into the right to receive cash in the merger (whether upon receipt of the merger consideration or pursuant to the proper exercise of appraisal rights). The summary is based on the Internal Revenue Code, applicable current and proposed United States Treasury Regulations issued under the Internal Revenue Code, judicial authority and administrative rulings and pronouncements, all of which are subject to change, possibly with retroactive effect. The discussion applies only to shares of Data Critical common stock held as capital assets, and does not address the tax consequences that may be relevant to holders of shares of Data Critical common stock that are subject to special tax rules, such as insurance companies, United States expatriates, tax-exempt organizations, broker-dealers, financial institutions, traders in securities that elect to mark to market, or holders who hold the shares of Data Critical common stock as part of a hedge, straddle, constructive sale or conversion transaction, or who acquired the shares of Data Critical common stock pursuant to the exercise of employee stock options or otherwise as compensation. For purposes of this summary, a United States holder means a beneficial owner of shares of Data Critical common stock that is a citizen or resident of the United States, a partnership or corporation created or organized in the United States or any state of the United States (including the District of Columbia), or any estate or trust the income of which is subject to United States federal income tax regardless of its source. The term non-United States holder refers to any beneficial owner of shares of Data Critical common stock other than a United States holder.

   The United States federal income tax consequences set forth below are included for general informational purposes only and are based on current law. Because individual circumstances may differ, each holder of shares of Data Critical common stock should consult such holder's own tax advisor to determine the applicability of the rules discussed below to such stockholder and the particular tax effects of the merger, including the application and effect of state, local, foreign and other tax laws.

   United States holders. The receipt of cash by a United States holder for shares of Data Critical common stock pursuant to the merger (whether upon receipt of the merger consideration or pursuant to the proper exercise of appraisal rights) will be a taxable transaction for United States federal income tax purposes (and also may be a taxable transaction under applicable state, local, foreign and other income tax laws). In general, for United States federal income tax purposes, a United States holder will recognize gain or loss equal to the difference between the holder's adjusted tax basis in the shares of Data Critical common stock converted to cash in the merger and the amount of cash received for such shares. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the shares of Data Critical common stock have been held for more than one year. The deductibility of capital losses are restricted and, in general, may only be used to reduce capital gains to the extent of the gains. However, individual taxpayers generally may deduct annually $3,000 of capital losses in excess of their capital gains.

   Payments made to a United States holder in connection with the merger may be subject to backup withholding at a 31% rate. Backup withholding generally applies if a United States holder (i) fails to furnish its Taxpayer Identification Number, or TIN, (ii) furnishes an incorrect TIN, (iii) fails properly to report interest or dividends, or (iv) under certain circumstances, fails to provide a certified statement, under penalty of perjury, that the TIN provided is correct and such holder is not subject to backup withholding. The amount of any backup withholding from a payment to a United States holder will be allowed as a credit against such holder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the Internal Revenue Service, or IRS. Certain persons, including corporations and financial institutions, are exempt from backup withholding. United States holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

   Non-United States holders. The receipt of cash by a non-United States holder for shares of Data Critical common stock pursuant to the merger (whether upon receipt of the merger consideration or pursuant to the proper exercise of appraisal rights) generally will not be subject to United States federal income tax on any gain realized on the disposition, unless (i) such holder is an individual who is present in the United States for 183 days or more during the taxable year of such disposition and certain other conditions are met or (ii) the gain is effectively connected with the conduct of a trade or business in the United States by the non-United States holder.

   Backup withholding and information reporting imposed at a rate of 31% may apply to the payment of cash received by a non-United States holder for shares of Data Critical common stock pursuant to the merger unless the holder certifies under penalties of perjury to its non-United States holder status or otherwise establishes an exemption. Backup withholding is not an additional tax. Amounts so withheld can be credited against such holder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. To avoid backup withholding, a tendering non-United States holder should complete IRS Form W-8BEN (or other applicable form).

   Non-United States holders should consult their tax advisors regarding the application of United States federal income tax laws, including information reporting and backup withholding, to their particular situations.

Accounting treatment

   The merger will be accounted for by GE as a "purchase" in accordance with generally accepted accounting principles. Consequently, the aggregate consideration paid by GE in connection with the merger will be allocated to Data Critical's assets and liabilities based upon their fair values, with any excess being treated as goodwill.

Federal and other regulatory matters.

   The HSR Act and the rules and regulations of the FTC require that the merger may not be completed until Data Critical and GE have provided notice and furnished certain information to the FTC and the DOJ and specified waiting periods have passed. The 30-day waiting period may be extended by requests for additional information by the DOJ or the FTC. Data Critical and GE filed the necessary notification and report forms with the DOJ and the FTC on August 1, 2001 and plan to take any actions necessary to obtain approvals under the HSR Act for the proposed merger. The 30-day waiting period will expire on August 31, 2001, unless it is terminated by the DOJ and FTC. The DOJ, the FTC, state antitrust authorities or a private person or entity could seek to enjoin the merger under the antitrust laws at any time before the merger is completed or to compel rescission or divestiture at any time subsequent to the merger. Based on information available to us, we believe the merger can be completed in compliance with state and federal antitrust laws.

   The FCC must approve the transfer of control from Data Critical to GE of the business radio station licenses held by Data Critical. On August 3, 2001 Data Critical filed with the FCC an application form together with an ownership form and required exhibits explaining the nature of the merger and the extent of ownership of any other FCC regulated entities by stockholders (if this ownership is 10% or more). In addition, within 60 days of the closing of the merger, Data Critical must notify the FCC that the merger is complete and that control of all equipment authorization grants held by Data Critical will be transferred to GE. The FCC has the right to require a new application for equipment authorization upon a transfer of control of the license.


   After the merger is complete, Data Critical must update certain ownership and operator information on file with the FDA relating to the FDA 510(k) licenses covering Data Critical products.

   We cannot predict whether we will obtain all required regulatory approvals for the merger, or whether any approvals will include conditions that may be detrimental to GE or Data Critical. Under the merger agreement, GE will not be obligated to complete the merger if any governmental authority has imposed a condition or requirement that, in GE's reasonable opinion, would have a material adverse effect on GE or Data Critical as the surviving corporation.

   GE and Data Critical are not aware of any material governmental or regulatory approvals required to be obtained to consummate the merger, other than compliance with the HSR Act, FCC and FDA regulations and applicable federal and state securities and corporate laws.

                             THE MERGER AGREEMENT

   This section of the proxy statement summarizes the key provisions of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, which is incorporated by reference and attached to this proxy statement as Appendix A. We urge you to read carefully the more detailed information set forth in the merger agreement and the other documents attached to this proxy statement.

Form of the merger

   If the holders of Data Critical common stock adopt the merger agreement and all other conditions to the merger are satisfied or waived, Ether will merge with and into Data Critical. Data Critical will survive the merger as an indirect wholly owned subsidiary of GE. GE and Data Critical anticipate that the closing of the merger will occur as promptly as practicable after the merger agreement is adopted by Data Critical stockholders at the special meeting.

Merger consideration

   At the effective time of the merger, by virtue of the merger and without any action on the part of any stockholder, each issued and outstanding share of Data Critical common stock held by Data Critical stockholders will be converted into the right to receive $3.75 in cash (prorated for fractional shares), without interest, except for shares held by GE or Data Critical or any of their respective subsidiaries and shares as to which appraisal rights have been properly perfected by a dissenting stockholder.

   Any shares of Data Critical common stock held in treasury will automatically be canceled and retired at the effective time of the merger and will cease to exist. No consideration will be delivered in exchange for these shares. Each share of Data Critical common stock, if any, that is owned by GE or Data Critical or any of their respective subsidiaries will also be canceled.

   As of the effective time of the merger, all shares of Data Critical common stock will no longer be outstanding, will automatically be canceled and retired, and will cease to exist. Each holder of shares of Data Critical common stock will cease to have any rights with respect to those shares, except the right to receive the merger consideration according to the terms of the merger agreement or to exercise the holder's appraisal rights under section 262 of the DGCL if the holder has properly perfected those rights.

   As of the effective time of the merger, each share of Ether common stock issued and outstanding immediately prior to the effective time of the merger will be converted into one fully paid and nonassessable share of common stock of the surviving corporation.

   No dissenting stockholder will be entitled to any portion of the merger consideration or other distributions unless and until the dissenting stockholder fails to perfect or otherwise effectively withdraws or loses his, her or its appraisal rights under section 262 of the DGCL. Shares of Data Critical common stock as to which appraisal rights have been exercised will be treated in accordance with section 262 of the DGCL. If any person who otherwise would be deemed a dissenting stockholder fails to properly perfect or effectively withdraws or loses the right to dissent with respect to any shares of Data Critical common stock, those shares will be treated as though they had been converted into the right to receive the merger consideration without interest as of the effective time of the merger or the time that appraisal rights lapse, whichever is later. See "The Meeting--Appraisal rights."

   Each outstanding option to purchase shares of Data Critical common stock granted under the Data Critical 1994 Stock Option Plan, the Data Critical 1999 Stock Option Plan, the Data Critical 1999 Director Stock Option Plan, the 1993 Data Critical/VitalCom Stock Option Plan or the 1996 Data Critical/VitalCom Stock Option Plan, whether vested or unvested, will be canceled in anticipation of the merger in exchange for a cash payment from Data Critical equal to the amount, if any, by which $3.75 exceeds the per share exercise price of such option, multiplied by the number of shares of common stock subject to such option, less all required tax withholding. Holders of options with exercise prices equal to or greater than $3.75 will not receive any payment for their options, and those options will expire by their terms upon effectiveness of the merger.

Representations and warranties

   The merger agreement contains representations and warranties by Data Critical relating to a number of matters, including the following:

  . the corporate organization and good standing of Data Critical and its subsidiaries;

  .  the capital structure of Data Critical;

  . the absence of any conflict with Data Critical's or its subsidiaries' charter documents and contracts or under any judgment, governmental order or law resulting from the execution of the merger agreement;

  . documents filed by Data Critical and its subsidiary, VitalCom Inc., with the SEC and the accuracy of information contained in these filings;

  . liabilities of Data Critical and their reflection in its consolidated financial statements;

  . the absence of certain changes or events in Data Critical's business or condition;

  . permits and regulatory approvals needed by Data Critical to conduct its business;

  .  taxes of Data Critical;

  . Data Critical's compliance with applicable laws and the existence of litigation;

  .  labor matters;

  . matters relating to Data Critical's compliance with the Employee Retirement Income Security Act of 1974, as amended;

  .  intellectual property matters;

  .  no omissions or misstatements of a material fact;

  .  the opinion of U.S. Bancorp Piper Jaffray; and

  .  the stockholder vote required to adopt the merger agreement.

   The merger agreement also contains representations and warranties by GE and Ether relating to a number of matters, including:

  .  the corporate organization and good standing of GE and Ether;

  . the absence of any conflict with GE's or its subsidiaries' charter documents and contracts or under any judgment, governmental order or law resulting from the execution of the merger agreement; and

  . the accuracy of information supplied by GE for inclusion in this proxy statement.

Covenants and agreements

   Conduct of business of Data Critical. Data Critical has agreed that, between the date of the merger agreement and the closing of the merger, it will carry on its business in the ordinary course and use its reasonable best efforts to maintain its current business organizations, retain its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with Data Critical. In addition, the merger agreement limits Data Critical's ability, without GE's prior written consent, to:

  .  declare or pay any dividends or other distribution on its capital stock;

  .  make any changes in its capital stock;

  .  purchase its own or other companies' securities;

  . issue, sell or encumber any of its capital stock or rights to purchase its capital stock;

  . amend its certificate of incorporation, bylaws or stockholder rights agreement (except for the amendment executed in connection with signing the merger agreement);

  . acquire or agree to acquire any other business organization or any material amount of assets from another business organization;

  . sell, lease or otherwise dispose of any of its assets, other than sales of inventory in the ordinary course of business consistent with past practice;

  .  incur new indebtedness;

  . alter the corporate structure or ownership of Data Critical or any subsidiary;

  . enter into or amend any severance plan, employment agreement or consulting agreement;

  . increase the compensation payable to its directors, officers or employees or enter into any collective bargaining agreement;

  .  knowingly violate any applicable material law;

  .  change any accounting policies;

  . make or rescind any tax election, settle any tax liability or take any tax position inconsistent with its positions in prior periods;

  .  commence any litigation or settle any material claims or litigation;

  . subject to exceptions set forth in the merger agreement, enter into or amend any material agreement or contract, purchase any real property or agree to make any new capital expenditure in excess of an aggregate of $200,000; or

  . pay, discharge or satisfy any claims, liabilities or obligations not reflected in its consolidated financial statements or performed in the ordinary course of business.

   No solicitation. The merger agreement prohibits Data Critical and its subsidiaries, officers, directors, employees, financial advisors or attorneys or other advisors or representatives of Data Critical or any of its subsidiaries from soliciting or encouraging the submission of a takeover proposal from a third party, entering into any agreement with respect to any takeover proposal, approving or recommending any such proposal or providing information about Data Critical to anyone other than GE to facilitate any takeover proposal, except for action taken in compliance with Rule 14e-2 of the Exchange Act.

   Data Critical may engage in discussions or furnish information to an unsolicited third-party bidder if its board reasonably determines in its good-faith judgment that the third party's offer constitutes a "superior proposal."

   Under the merger agreement, a "superior proposal" is defined as a bona fide proposal made by a third party to acquire Data Critical pursuant to a tender or exchange offer, a merger, a sale of all or substantially all of its assets or otherwise on terms that a majority of the disinterested board members determines in their reasonable good-faith judgment, after consulting with Data Critical's financial advisor, to be more favorable to the Data Critical stockholders than the merger with GE and for which financing, to the extent required, is already committed or reasonably capable of being obtained.

   Indemnification; directors' and officers' insurance. After the merger, GE has agreed to cause the surviving corporation to indemnify and hold harmless all past and present directors and officers of Data Critical to the same extent they were indemnified by Data Critical as of the date of the merger agreement pursuant to the DGCL, Data Critical's charter documents or any disclosed indemnification agreement for acts or omissions occurring at or before the merger.

   GE has also agreed to cause the surviving corporation to provide, for three years after the merger, Data Critical's current directors and officers a directors' and officers' insurance and indemnification policy that provides coverage for events occurring prior to the merger and is substantially similar to Data Critical's policy before the merger. GE will not be required to pay an annual premium for this insurance policy in excess of $225,000.

Conditions to the merger

   The obligations of GE and Ether to complete the merger depend on a number of conditions being satisfied or waived on or before the time the merger is to be effected, including the following:

  .  Data Critical stockholders having adopted the merger agreement;

  . no material adverse change in Data Critical's business, operations, assets, liabilities, employee relationships, customer and supplier relationships, earnings or results of operations or its business prospects and condition (financial or otherwise);

  . all filings required to be made prior to the merger under the HSR Act having been made and all applicable waiting periods under the HSR Act having expired or terminated;

  . the necessary authorizations from the FCC and all other necessary government consents having been obtained;

  . no act, rule or order having been enacted or issued by any court or government agency that would prohibit the merger;

  . Data Critical's having taken all action required to cancel its outstanding stock options in accordance with the terms of the merger agreement;

  . Data Critical's having obtained all required material third-party consents to the merger;

  . Data Critical's having performed in all material respects all of its covenants in the merger agreement, and all of its representations and warranties remaining true in all material respects on the closing date; and

  . holders of not more than 5% of the outstanding shares of Data Critical common stock having properly exercised, without revocation, their appraisal rights.

Termination of the merger agreement

   Termination. The merger agreement may be terminated at any time prior to the merger, whether before or after approval by Data Critical stockholders:

  .  by written consent of GE and Data Critical;

  . by either GE or Data Critical if the other has failed to comply in any material respect with its covenants or agreements contained in the merger agreement (other than Data Critical's covenant to hold a stockholder meeting to vote on the merger agreement) and has not cured such failure within five business days after written notice;

  . by either GE or Data Critical if the other party has breached any representation or warranty with the effect of making that representation or warranty not true and correct in all material respects, and failed to cure the breach within five business days after written notice;

  . by either GE or Data Critical if the merger has not been completed by the close of business on November 30, 2001, other than because of that party's failure to fulfill its obligations under the merger agreement;

  . by either GE or Data Critical if Data Critical stockholders fail to adopt the merger agreement at the special meeting or at any adjournment or postponement of the special meeting;

  . by either GE or Data Critical if Data Critical enters into a merger, acquisition or other agreement with a third party to effect a "superior proposal," or the Data Critical board resolves to do so; except that this termination option is not available to Data Critical unless Data Critical has provided GE with two business days' notice of its intent to enter into such an agreement with the third party, including the terms and conditions of the superior proposal and the identity of the third party, with the intent of enabling GE to agree to a modification of the terms and conditions of its merger agreement with Data Critical. Data Critical may terminate the merger agreement under this provision only if, after the two-day notice period, the Data Critical board still reasonably believes that the takeover proposal is a superior proposal when compared to the GE merger, taking into account any modification that has been proposed by GE, and concurrently with such termination Data Critical pays to GE the termination fee described below;

  .  by GE if:

    -- the Data Critical board has not recommended, has resolved not to recommend, or has qualified, modified or withdrawn its recommendation of the merger or its declaration that the merger is advisable and fair to, and in the best interests of, Data Critical and its stockholders, or has resolved to do any of these things;

    -- the Data Critical board has recommended to the Data Critical stockholders any takeover proposal other than the merger agreement with GE or has resolved to do so; or

    -- a tender offer or exchange offer for 20% or more of the outstanding shares of Data Critical common stock is made by a third party that is not an affiliate of GE, and the Data Critical board does not recommend against acceptance of such tender offer or exchange offer by its stockholders.

   Effect of termination. If the merger agreement is terminated as described above, the agreement will be null and void, and there will be no liability for any party or its directors and officers except as to confidentiality, access to information and fees and expenses.

Fees and expenses

   Termination fee. Data Critical will be required to pay GE a termination fee of $2 million if:

  . Data Critical terminates the merger agreement, after receipt of a superior proposal, because the merger has not been completed by November 30, 2001;

  . GE terminates the merger agreement because Data Critical has failed to comply in any material respect with its covenants under the merger agreement;

  . GE terminates the merger agreement because the Data Critical board of directors has failed to recommend or has qualified its recommendation of the merger agreement, has approved or resolved to approve another takeover proposal, or has failed to recommend against a tender or exchange offer by a party other than GE as described above in "-- Termination of the merger agreement; termination";

  . GE terminates the merger agreement, after Data Critical has received a superior proposal, because Data Critical has materially breached a representation or warranty in the merger agreement;

  . if either GE or Data Critical terminates the merger agreement because the Data Critical stockholders have not approved the merger at the special meeting or any adjournment or postponement of the special meeting and, in each case, one of the following has occurred: Data Critical has received a superior proposal or its board of directors has failed to recommend the merger agreement, approved another takeover proposal, or failed to recommend against a tender or exchange offer by a party other than GE as described above in "--Termination of the merger agreement; termination"; and

prior to, concurrently with or within twelve months after the merger agreement is terminated for one of these reasons, one of the following events occurs:

  . any person, entity or group acquires or becomes the beneficial owner of 20% or more of the outstanding shares of Data Critical common stock;

  . any group is formed which beneficially owns 20% or more of the outstanding shares of Data Critical common stock;

  . Data Critical enters into, or announces that it proposes to enter into, any agreement providing for a merger or other business combination involving Data Critical or a significant subsidiary or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, Data Critical or a significant subsidiary, other than the transaction between GE and Data Critical;

  . any person, entity or group is granted any option or right to acquire or otherwise become the beneficial owner of shares of Data Critical common stock that would result in such person's being the beneficial owner of 20% or more of the outstanding shares of Data Critical common stock; or

  . there is a public announcement with respect to a plan or intention by Data Critical to effect any of the foregoing transactions.

   The $2 million termination fee will be reduced by the amount actually realized by GE under the stock option agreement described below in excess of $1,350,000 (after netting out the aggregate exercise price paid by GE under the stock option agreement). Accordingly, the total of the termination fee and the net amount actually realized by GE under the stock option agreement cannot exceed $3,350,000 under the terms of the merger agreement.

   Whether the merger is completed, all costs and expenses incurred in connection with the merger will be paid by the party which incurred them. Data Critical has agreed to pay GE's costs and expenses if:

  . Data Critical terminates the merger agreement, after receipt of a superior proposal, because the merger has not been completed by November 30, 2001;

  . GE terminates the merger agreement because Data Critical has failed to comply in any material respect with its covenants under the merger agreement;

  . GE terminates the merger agreement because Data Critical has materially breached a representation or warranty in the merger agreement;

  . GE terminates the merger agreement because the Data Critical board of directors has failed to recommend, or has qualified its recommendation of, the merger agreement, has approved or resolved to approve another takeover proposal, or has failed to recommend against a tender or exchange offer as described above;

  . GE or Data Critical terminates the merger agreement because Data Critical stockholders have failed to adopt the merger agreement after a third party makes a superior proposal or after the Data Critical board of directors has failed to recommend, or has qualified its recommendation of, the merger agreement, has approved or resolved to approve another takeover proposal, or has failed to recommend against a tender or exchange offer by a party other than GE as described above in "--Termination of the merger agreement; termination."

Amendment; Waiver

   The parties may amend the merger agreement at any time before adoption of the merger agreement by Data Critical stockholders. After stockholders have adopted the merger agreement, any amendment that requires stockholder approval under Nasdaq rules or other law must be approved by the Data Critical stockholders. The merger agreement may only be amended in a writing signed by GE, Data Critical and Ether.

   At any time before the merger becomes effective, GE and Data Critical may agree to:

  . extend the time for performing any obligation or other act of the other party;

  . waive any inaccuracy in the representations and warranties in the merger agreement; or

  . waive compliance with any agreement or condition contained in the merger agreement that may be legally waived.

Any extension or waiver will be valid only if made in writing and signed on behalf of the waiving party.

                            STOCK OPTION AGREEMENT

   Concurrently with the execution of the merger agreement and as an inducement to GE to enter into the merger agreement, GE and Data Critical entered into a stock option agreement pursuant to which Data Critical granted to GE an irrevocable option to purchase up to 3,406,530 shares of Data Critical common stock at an exercise price per share of $3.75. These shares represent approximately 19.9% of the total number of shares of Data Critical common stock outstanding on July 18, 2001.

   Exercisability. The option is exercisable only if one or more of the following events occurs:

  . any person, entity or group acquires or becomes the beneficial owner of 20% or more of the outstanding shares of Data Critical common stock;

  . any group is formed which beneficially owns 20% or more of the outstanding shares of Data Critical common stock;

  . any person, entity or group commences a tender or exchange offer for 20% or more of the outstanding Data Critical common stock or publicly proposes any merger, consolidation or acquisition of all or substantially all the assets of Data Critical or other business combination involving Data Critical;

  . Data Critical enters into, or announces that it proposes to enter into, any agreement providing for a merger or other business combination involving Data Critical or any significant subsidiary of Data Critical or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, Data Critical or a significant subsidiary of Data Critical, other than the transactions contemplated in the merger agreement;

  . any person, entity or group is granted any option or right to become the beneficial owner of shares of Data Critical common stock that together with all shares of Data Critical common stock beneficially owned by that person, entity or group, results or would result in such person, entity or group becoming the beneficial owner of 20% or more of the outstanding shares of Data Critical common stock; or

  . there is a public announcement with respect to a plan or intention by Data Critical to effect any of the foregoing transactions.

   Notwithstanding the occurrence of any of the events described above, GE may not exercise the option if:

  . GE or Ether has breached any of its material obligations under the merger agreement; or

  . an injunction or other order has been issued by any federal or state court invalidating the grant of the option or prohibiting the exercise of the option.

   Data Critical will not be obligated to issue shares to GE upon exercise of the option if either:

  .  the waiting period under the HSR Act has not expired or been terminated;
     or

  . the purchase of the shares would violate Rule 10b-13 promulgated under the Exchange Act.

   Put right. At any time before the termination of the option in accordance with the termination procedures described below, GE has the right to require Data Critical to purchase the option from GE at a purchase price equal to (i) the number of shares as to which the option has not yet been exercised multiplied by (ii) the per share cash value of the option as determined in accordance with the stock option agreement.

   GE can require Data Critical to purchase the option if any of the following events occur:

  . any person, entity or group other than GE becomes the beneficial owner of 50% or more of the outstanding shares of Data Critical common stock; or

  . Data Critical consummates a merger or other business combination involving Data Critical or any significant subsidiary of Data Critical, or a sale of a substantial portion of the assets, business or operations of, Data Critical or a significant subsidiary of Data Critical with a third party.

   Repurchase right. For 90 days after the termination of the option, Data Critical has the right to repurchase from GE all of the shares that have been purchased by GE under the option, and with respect to which GE then has beneficial ownership, at a price per share equal to the greater of:

  . the greater of the highest price per share paid for Data Critical common stock within 12 months preceding the exercise date by any person who beneficially owns at least 20% of the outstanding shares of Data Critical common stock or the average of the last reported sales price quoted on the Nasdaq National Market of Data Critical common stock during the five trading days immediately before Data Critical provides written notice of its intent to repurchase; and

  . $3.75, plus interest at a rate per annum equal to the costs of funds to GE at the time of the repurchase.

   Registration rights. If GE exercises the option, it will have the following rights with respect to the shares of Data Critical common stock acquired upon exercise of the option to require Data Critical to register such shares under the Securities Act of 1933, as amended:

  . subject to certain restrictions set forth in the stock option agreement, the right to participate in any registration of Data Critical shares initiated by Data Critical so long as GE is requesting participation with respect to at least 25% of the total number of option shares; and

  . subject to certain restrictions set forth in the stock option agreement, demand registration rights that allow GE to request that Data Critical register the option shares so long as GE is requesting registration of at least 25% of the total number of option shares.

   Termination. The stock option agreement and the option terminate upon the earlier of the completion of the merger and the termination of the merger agreement in accordance with its terms.

   The option will not, however, terminate until 180 days after the termination of the merger agreement under certain circumstances, and, in such case, Data Critical's repurchase right will not terminate until 90 days after the termination of GE's option.

   Ceiling on realizable amount. If GE exercises the option and then sells the stock received by it under the option or if GE exercises its put right, GE may be required to pay to Data Critical some of the money it actually realizes on such sale. If the sum of the proceeds from the sale of the option shares or the exercise of the put right and the amount of the termination fee received by GE exceeds $3,350,000, GE must pay to Data Critical the amount in excess of $3,350,000 less the exercise price and the cost of discounts and commissions.

   The option might increase the likelihood of completing the merger by discouraging third parties from making any competing offer to acquire Data Critical. The stock option agreement may discourage persons who may be interested in acquiring all of or a significant interest in Data Critical from considering or proposing an acquisition, even if they were prepared to offer to pay a higher price than $3.75 per share.

                           THE STOCKHOLDER AGREEMENT

   In connection with the execution of the merger agreement, and as an inducement to GE to enter into the merger agreement, certain Data Critical stockholders entered into a stockholder agreement with GE.

   The stockholders who have entered into the stockholder agreement, and the number of shares directly owned by each such stockholder as of July 18, 2001, are as follows:

                                                                     Shares of
     Name of Stockholder                                            Common Stock
     -------------------                                            ------------
     Warburg, Pincus Ventures, L.P. ...............................  2,427,412
     Aether Systems, Inc. .........................................  1,230,770
     Kimberlin Family Partners.....................................    582,906
     Oshkim Limited Partners.......................................    257,937
     Apex Investment Fund II, L.P. ................................    663,392
     David E. Albert, M.D. ........................................    525,937
                                                                     ---------
                                                                     5,688,354
                                                                     =========

   The stockholders who have signed the stockholder agreement agreed:

  . to attend the special meeting in person or by proxy, and vote all shares of Data Critical common stock they owned at the time they signed the agreement or acquired thereafter in favor of adopting the merger agreement;

  . to vote their shares against any merger agreement or merger, other than the GE merger, or other business combination or any other takeover proposal, or any amendment of the Data Critical certificate of incorporation or bylaws or other proposal or transaction that would in any manner impede, frustrate, prevent or nullify the GE merger, the merger agreement or any of the other transactions contemplated by the merger agreement;

  . not to sell, transfer, pledge, assign or otherwise dispose of or enter into any arrangement to transfer their shares (with certain exceptions), or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, relating to their shares;

  . not to solicit, initiate or encourage a third party to submit a takeover proposal to Data Critical, furnish any information with respect to Data Critical or any of its subsidiaries in connection with, or take any action to facilitate, any third-party takeover proposal;

  . to use their reasonable best efforts to take all actions and to do all things necessary, proper or advisable to support and to complete and make effective the merger; and

  . to notify GE in writing of the nature and amount of any acquisition by them of any voting securities of Data Critical acquired by them after the date of the stockholder agreement.

   The stockholder agreement terminates on the earlier of six months after the termination of the merger agreement and the effective time of the merger. If the merger agreement is terminated, however, by Data Critical because of a breach by GE of a covenant in the merger agreement, a material breach of a representation or warranty by either GE or Ether, or the failure of the merger to close by November 30, 2001, unless such termination occurs after Data Critical has received a superior proposal, then the stockholder agreement terminates immediately upon the termination of the merger agreement.

                               RIGHTS AGREEMENT

   Data Critical entered into a Preferred Share Rights Agreement dated June 15, 2000, with Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.) as rights agent. The following description of the rights agreement is qualified in its entirety by reference to the terms and conditions of the rights agreement.

   Under Data Critical's rights agreement, the Data Critical board of directors declared a dividend distribution of one right to purchase one-thousandth of a share of Data Critical Series A participating preferred stock for each outstanding share of Data Critical common stock. The rights attach to each share that was outstanding at the time the agreement was adopted, and all other common stock issued prior to:

  .  the earlier of the date that occurs:

    . 10 days after a public announcement that a person or group has acquired beneficial ownership of 20% or more of the outstanding shares of Data Critical common stock; and

    . 10 business days after the commencement of, or announcement of, an intention to make a tender offer or exchange offer that would result in the beneficial ownership by a person or group of 20% or more of the outstanding shares of Data Critical common stock, which was or becomes outstanding prior to the distribution (the earlier of these dates is referred to as the Distribution Date);

  .  the expiration of the rights on July 21, 2010; and

  . the date the rights are redeemed by the Data Critical board of directors.

   The rights do not become exercisable until the distribution date of the rights. Under the agreement, the distribution date will not occur as the result of any transaction that was previously approved by the Data Critical board of directors and stockholders, even if more than 20% of Data Critical's shares become owned by a person or group. On July 19, 2001, Data Critical executed an amendment to the rights agreement that makes the provisions of the rights plan inapplicable to the proposed transaction between Data Critical and GE.

   Each right, once exercisable, will entitle the holder to purchase one-thousandth of a share of Data Critical Series A participating preferred stock for the exercise price of the right. Additionally, if any person or group of persons actually acquires beneficial ownership of 20% or more of the outstanding shares of Data Critical common stock, each holder of a right-- other than the rights owned by the acquiring person or group--will also have the right to purchase that number of shares of Data Critical common stock having a market value equal to two times the exercise price of the right. The exercise price of the rights is $75.00, subject to adjustments for stock splits and other recapitalizations.

   In the event of a transaction with a publicly traded company where Data Critical is acquired or consolidated with that public company or sells or transfers either 50% or more of its assets or assets accounting for 50% of Data Critical's earning power to that public company, the rights will also entitle the holder to purchase for the exercise price that number of shares of common stock of such public company having a market value equal to two times the exercise price.

   The rights are redeemable prior to the distribution date for $.01 per right. After the closing of any transaction initially giving rise to the distribution date, the Data Critical board of directors can elect to exchange each right for one share of Data Critical common stock without paying the exercise price.

   The Data Critical Series A participating preferred stock that can be purchased by exercise of the rights:

  .  will not be redeemable;

  . will be entitled to a minimum preferential quarterly dividend payment of 1,000 times the dividend declared per common share, if any;

  . in the event of liquidation, will be entitled to a minimum preferential liquidation payment of $1,000 per share or 1,000 times the payment made per share of Data Critical common stock, whichever is greater;

  . will entitle the holder to vote with the common stock, but each share shall be entitled to 1,000 votes; and

  . will be entitled to 1,000 times the per share amount of any distribution received in respect of Data Critical common stock.

The rights expire on July 21, 2010, unless they are redeemed earlier.

   The rights may have the effect of deterring takeovers because they will cause substantial dilution to a person or group that attempts to acquire Data Critical on terms not approved by the Data Critical board of directors. The rights should not interfere with any merger or other business combination approved by the Data Critical board of directors prior to the time that a person or group has acquired 20% beneficial ownership since the rights may be redeemed or amended by Data Critical until such time.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table provides information with respect to the beneficial ownership of shares of Data Critical common stock as of July 27, 2001 by:

  . each person that Data Critical knows beneficially owns more than 5% of its common stock;

  .  each of Data Critical's directors;

  . each of the named executive officers listed in the summary compensation table in Data Critical's annual report on Form 10-K for the year ended December 31, 2000, and each of the persons who would have been listed as a named executive officer in that table if our acquisition of VitalCom had occurred on or before December 31, 2000; and

  .  all of Data Critical's directors and executive officers as a group.

   The percentage ownership data is based on 17,139,529 shares of Data Critical's common stock outstanding as of July 27, 2001. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are exercisable within 60 days of July 27, 2001 are deemed outstanding for computing the percentage ownership of the person holding the option, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, Data Critical believes that the beneficial owners of the shares of common stock listed below have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws, as of July 27, 2001. Unless otherwise indicated, the business mailing address of each stockholder listed below is 19820 North Creek Parkway, Suite 100, Bothell, Washington 98011.



                                              Number of Shares
Name and Address of Beneficial Owner         Beneficially Owned Percentage (1)
------------------------------------         ------------------ -------------
Warburg, Pincus Ventures, L.P.(2)...........     2,427,412          14.2%
 466 Lexington Avenue, 10th Floor
 New York, NY 10017

Aether Systems, Inc.........................     1,230,770           7.2
 11460 Cronridge Drive
 Owing Mills, MD 21117

Special Situations Fund III, L.P.
Special Situations Cayman Fund, L.P.........     1,123,000           6.6
 c/o Austin W. Marxe and David
  Greenhouse(3)(4)
 153 East 53rd Street
 New York, NY 10022

Elizabeth H. Weatherman(5)..................     2,442,412          14.2

David E. Albert, M.D.(6)....................       530,937           3.1

Frank T. Sample(7)..........................       420,184           2.4

Jeffrey S. Brown(8).........................       350,676           2.0

Michael E. Singer(9)........................       300,520           1.7

Richard L. Earnest(10)......................        81,250             *

Bradley R. Harlow(11).......................        62,812             *

Robert A. May(11)...........................        31,406             *

David B. Swedlow(11)........................        28,000             *

Stephen E. Hannah(12).......................        32,781             *

John L. Atanasoff(13).......................        10,000             *

All directors and executive officers as a
 group (11 persons)(14).....................     4,290,978          23.4%

--------
 * Less than 1% of the outstanding shares of common stock.

 (1) In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are exercisable within 60 days after July 27, 2001 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

 (2) The stockholder is Warburg, Pincus Ventures, L.P., or WPV. Warburg, Pincus & Co., or WP, is the sole general partner of WPV. WPV is managed by Warburg Pincus LLC, or WP LLC. Lionel I. Pincus is the managing partner of WP and the managing member of WP LLC and may be deemed to control both entities.

 (3) The information in this table for Special Situations (including related persons and entities) is based solely upon a Schedule 13G filed by such entity with the SEC in respect of its beneficial ownership of our common stock as of December 31, 2000.

 (4) Represents 843,800 shares held by Special Situations Fund III, L.P. and 279,200 shares held by Special Situations Cayman Fund, L.P.

 (5) Represents 15,000 shares subject to options exercisable within 60 days of July 27, 2001 and 2,427,412 shares owned by WPV. Elizabeth H. Weatherman, one of Data Critical's directors, is a general partner of WP and a managing director and a member of WP LLC. All shares indicated as owned by Ms. Weatherman (other than 15,000 shares) are included because of her affiliation with the Warburg Pincus entities. Ms. Weatherman disclaims beneficial ownership of all shares owned by the Warburg Pincus entities.

 (6) Includes 5,000 shares subject to options exercisable within 60 days of July 27, 2001 and 20,000 shares held equally in four separate irrevocable trusts for the benefit of Dr. Albert's children, Luke Douglas Mark Albert, Michael Harmon Albert, Kathryn Marie Albert and Carl David Albert.

 (7) Includes 392,924 shares subject to options exercisable within 60 days of July 27, 2001 and 604 shares held in a trust for the benefit of Mr. Sample's son, Christopher Sample.

 (8) Includes 347,208 shares subject to options exercisable within 60 days of July 27, 2001.

 (9) Includes 226,856 shares subject to options exercisable within 60 days of July 27, 2001, 52,664 shares held by the Michael and Ellen Singer Trust and 12,500 shares held equally in two separate irrevocable trusts for the benefit of Mr. Singer's children, Scott Singer and Abigail Singer.

(10) Includes 71,250 shares subject to options exercisable within 60 days of July 27, 2001.

(11)  Represents options exercisable within 60 days of July 27, 2001.

(12) Includes 26,737 shares subject to options exercisable within 60 days of July 27, 2001.

(13) Includes 5,000 shares subject to options exercisable within 60 days of July 27, 2001.

(14) Includes 1,212,193 shares subject to options exercisable within 60 days of July 27, 2001 and 2,427,412 shares held by entities affiliated with a Data Critical director as described above in footnotes (2) and (6).

                             STOCKHOLDER PROPOSALS

   Data Critical will not hold a 2002 annual meeting of stockholders if the merger is completed. Under Rule 14a-8 of the Exchange Act, the deadline for stockholders to submit proposals to be considered for inclusion in Data Critical's proxy statement for the 2002 annual meeting of stockholders is January 9, 2002, the date that is 120 days prior to the anniversary of mailing the proxy statement for Data Critical's 2001 annual meeting. If the merger is not completed and Data Critical holds an annual meeting in 2002, stockholder proposals submitted in accordance with Rule 14a-8 may be included in the 2002 proxy statement and form of proxy if they comply with the rules and regulations of the SEC.

                      WHERE YOU CAN FIND MORE INFORMATION

   Data Critical files annual, quarterly and current reports, proxy statements and other information with the SEC. The annual reports include Data Critical's audited consolidated financial statements. Data Critical's and VitalCom's filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC located at: http://www.sec.gov.

   Data Critical will provide without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including consolidated financial statements and the financial statement schedules, filed with the SEC to any beneficial owner of Data Critical common stock as of the record date upon written request to: Investor Relations, Data Critical Corporation, 19820 North Creek Parkway, Suite 100, Bothell, Washington 98011, (425) 482-7000. Data Critical will furnish a beneficial owner with any exhibit not contained in the Form 10-K without charge.

   If you would like to request documents from Data Critical, please do so by September 4, 2001 to receive them before the special meeting.


   The information contained in, or attached as an appendix to, this proxy statement is the only information provided by Data Critical to its stockholders in connection with the special meeting. Data Critical has not authorized anyone to provide you with information that is different from what is contained in, or attached as an appendix to, this proxy statement.

   This proxy statement is dated August 17, 2001. You should not assume that the information contained in this proxy statement or any attached appendix is accurate as of any date other than such date, and the mailing of this proxy statement will not create any implication to the contrary.

                                                                      Appendix A


                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                           GENERAL ELECTRIC COMPANY,

                               ETHER MERGER CORP.

                                      AND

                           DATA CRITICAL CORPORATION

                           DATED AS OF JULY 19, 2001

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 ARTICLE I THE MERGER....................................................   A-1
    Section 1.1.  The Merger............................................    A-1
    Section 1.2.  Effective Time........................................    A-1
    Section 1.3.  Effects of the Merger.................................    A-1
    Section 1.4.  Charter and Bylaws; Directors and Officers............    A-2
    Section 1.5.  Conversion of Securities..............................    A-2
    Section 1.6.  Exchange of Certificates..............................    A-2
    Section 1.7.  Further Assurances....................................    A-4
    Section 1.8.  Closing...............................................    A-4

 ARTICLE II REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.............   A-4
    Section 2.1.  Organization, Standing and Power......................    A-4
    Section 2.2.  Authority.............................................    A-4
    Section 2.3.  Consents and Approvals; No Violation..................    A-5
    Section 2.4.  Proxy Statement.......................................    A-5
    Section 2.5.  Brokers...............................................    A-5

 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............   A-6
    Section 3.1.  Organization, Standing and Power......................    A-6
    Section 3.2.  Capital Structure.....................................    A-6
    Section 3.3.  Authority.............................................    A-7
    Section 3.4.  Consents and Approvals; No Violation..................    A-8
    Section 3.5.  SEC Documents and Other Reports.......................    A-8
    Section 3.6.  Proxy Statement.......................................    A-9
    Section 3.7.  Absence of Certain Changes or Events..................    A-9
    Section 3.8.  Permits and Compliance................................   A-10
    Section 3.9.  Tax Matters...........................................   A-11
    Section 3.10. Actions and Proceedings...............................   A-12
    Section 3.11. Certain Agreements....................................   A-12
    Section 3.12. ERISA.................................................   A-12
    Section 3.13. Compliance with Worker Safety Laws....................   A-14
    Section 3.14. Liabilities...........................................   A-14
    Section 3.15. Products and Claims...................................   A-14
    Section 3.16. Labor Matters.........................................   A-15
    Section 3.17. Intellectual Property.................................   A-15
    Section 3.18. Opinion of Financial Advisor..........................   A-16
    Section 3.19. State Takeover Statutes...............................   A-16
    Section 3.20. Required Vote of Company Stockholders.................   A-16
    Section 3.21. Title to and Sufficiency of Assets....................   A-16
    Section 3.22. Accounts Receivable...................................   A-17
    Section 3.23. Inventories...........................................   A-17
    Section 3.24. Environmental Matters.................................   A-17
    Section 3.25. Suppliers, Customers, Distributors and Significant
                   Employees............................................   A-18
    Section 3.26. Insurance.............................................   A-19
    Section 3.27. No Consulting Activities Subject to Hospital-Physician
                   Gainsharing Restrictions.............................   A-19
    Section 3.28. Transactions with Affiliates..........................   A-19
    Section 3.29. Representations and Warranties with respect to
                   Operations outside of the United States..............   A-20
    Section 3.30. Brokers...............................................   A-20
    Section 3.31. Accuracy of Information...............................   A-20

                                                                          Page
                                                                          ----
 ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS.................... A-20
    Section 4.1.  Conduct of Business by the Company Pending the
                   Merger...............................................  A-20
    Section 4.2.  No Solicitation.......................................  A-22
    Section 4.3.  Third Party Standstill Agreements.....................  A-23

 ARTICLE V ADDITIONAL AGREEMENTS......................................... A-24
    Section 5.1.  Stockholder Meeting...................................  A-24
    Section 5.2.  Preparation of the Proxy Statement....................  A-24
    Section 5.3.  Access to Information.................................  A-24
    Section 5.4.  Indemnification; Directors and Officers Insurance.....  A-24
    Section 5.5.  Notification of Certain Matters.......................  A-25
    Section 5.6.  Fees and Expenses.....................................  A-25
    Section 5.7.  Company Stock Options.................................  A-26
    Section 5.8.  Reasonable Best Efforts...............................  A-27
    Section 5.9.  Public Announcements..................................  A-27
    Section 5.10. Real Estate Transfer and Gains Tax....................  A-28
    Section 5.11. State Takeover Laws...................................  A-28

 ARTICLE VI CONDITIONS PRECEDENT TO THE MERGER........................... A-28
    Section 6.1.  Conditions to Each Party's Obligation to Effect the
                   Merger...............................................  A-28
    Section 6.2.  Condition to Obligation of the Company to Effect the
                   Merger...............................................  A-28
    Section 6.3.  Conditions to Obligations of Parent and Sub to Effect
                   the Merger...........................................  A-29

 ARTICLE VII TERMINATION, AMENDMENT AND WAIVER........................... A-30
    Section 7.1.  Termination...........................................  A-30
    Section 7.2.  Effect of Termination.................................  A-31
    Section 7.3.  Amendment.............................................  A-31
    Section 7.4.  Waiver................................................  A-31

 ARTICLE VIII GENERAL PROVISIONS......................................... A-32
    Section 8.1.  Non-Survival of Representations and Warranties........  A-32
    Section 8.2.  Notices...............................................  A-32
    Section 8.3.  Interpretation........................................  A-33
    Section 8.4.  Counterparts..........................................  A-33
    Section 8.5.  Entire Agreement; No Third-Party Beneficiaries........  A-33
    Section 8.6.  Governing Law.........................................  A-33
    Section 8.7.  Assignment............................................  A-33
    Section 8.8.  Severability..........................................  A-33
    Section 8.9.  Enforcement of this Agreement.........................  A-34

                         AGREEMENT AND PLAN OF MERGER

   AGREEMENT AND PLAN OF MERGER, dated as of July 19, 2001 (this "Agreement"), among General Electric Company, a New York corporation ("Parent"), Ether Merger Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Parent ("Sub"), and Data Critical Corporation, a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                                  WITNESSETH:

   WHEREAS, the respective Boards of Directors of Sub and the Company have approved and declared advisable this Agreement and the transactions contemplated hereby, including the merger of Sub and the Company (the "Merger"), upon the terms and subject to the conditions set forth herein; and the respective Boards of Directors of Sub and the Company have directed that this Agreement be submitted to their respective stockholders for adoption; and

   WHEREAS, in order to induce Parent and Sub to enter into this Agreement, concurrently herewith (i) Parent and the Company are entering into the Stock Option Agreement dated as of the date hereof (the "Stock Option Agreement") in the form of the attached Exhibit A; and (ii) Parent and certain of the stockholders of the Company are each entering into a Stockholder Agreement dated as of the date hereof (each, a "Stockholder Agreement") in the form of the attached Exhibit B; and

   NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I
                                  THE MERGER

   Section 1.1. The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware, as amended (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. Notwithstanding anything to the contrary herein, at the election of Parent, any Subsidiary (as hereinafter defined) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

   Section 1.2. Effective Time. The Merger shall become effective when a Certificate of Merger (which shall be in form and substance reasonably satisfactory to the parties hereto) (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for recording or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as hereinafter defined).

   Section 1.3. Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in Sections 259 through 261 of the DGCL.

   Section 1.4. Charter and Bylaws; Directors and Officers.

   (a) At the Effective Time, the Second Amended and Restated Certificate of Incorporation of the Company (the "Company Charter") shall be amended in its entirety to read as set forth in Exhibit C attached hereto and shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The By-laws of Sub in effect at the Effective Time will be adopted by, and will be the By-laws of, the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

   (b) The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

   Section 1.5. Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

   (a) Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

   (b) All shares of Common Stock, par value $.001 per share, of the Company ("Company Common Stock"; such shares being hereinafter referred to as the "Shares") that are held in the treasury of the Company or by any wholly-owned Subsidiary of the Company and any Shares owned by Parent or by any wholly-owned Subsidiary of Parent shall be cancelled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

   (c) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled in accordance with Section 1.5(b) and other than Dissenting Shares (as defined in Section 1.5(d)) shall be converted into the right to receive from the Surviving Corporation in cash, without interest, $3.75 (the "Merger Consideration"). All such Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

   (d) Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby) Shares that are issued and outstanding immediately prior to the Effective Time and that are held by a holder (a "Dissenting Stockholder") who properly exercises appraisal rights thereto in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted as described in Section 1.5(c), but shall be converted into the right to receive payment of the appraised value of such Shares in accordance with the provisions of such Section 262, until such holder fails to perfect or effectively withdraws or loses such holder's right to appraisal and payment under the DGCL. If, after the Effective Time, any Dissenting Stockholder fails to perfect or effectively withdraws or loses such right, the Shares of such Dissenting Stockholder shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon. The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisal of Shares and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

   Section 1.6. Exchange of Certificates.

   (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company (or such other person or persons as shall be reasonably acceptable to Parent and the Company) to act as paying agent in the Merger (the "Paying Agent"), and at the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent cash in the amount necessary for the payment of the Merger Consideration upon surrender of certificates representing Shares as part of the Merger pursuant to Section 1.5. Any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be paid over to Parent.

   (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented Shares (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.6, each Certificate (other than Certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. Parent or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code (as hereinafter defined) or under any provisions of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made by Parent or the Paying Agent.

   (c) No Further Ownership Rights in Shares. All cash paid upon the surrender of Certificates in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article I, except as provided in
Section 1.6(e).

   (d) Termination of Payment Fund. Any portion of the funds made available to the Paying Agent to pay the Merger Consideration which remains undistributed to the holders of Shares for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article I and the instructions set forth in the letter of transmittal mailed to such holders after the Effective Time shall thereafter look only to Parent for payment of the Merger Consideration to which they are entitled.

   (e) No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article I would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined), the cash payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

   (f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond, in such reasonable amount as Parent or the Paying Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Paying Agent will pay in exchange for such lost, stolen or destroyed Certificate the amount of cash to which the holders thereof are entitled pursuant to Section 1.5.

   Section 1.7. Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper directors and officers or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

   Section 1.8. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Sidley Austin Brown & Wood, Bank One Plaza, Chicago, Illinois 60603, at 10:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) or at such other time and place as Parent and the Company shall agree.

                                  ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

   Parent and Sub represent and warrant to the Company as follows:

   Section 2.1. Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its place of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted.

   Section 2.2. Authority. On or prior to the date of this Agreement, the Board of Directors of Sub has declared the Merger advisable and has approved this Agreement in accordance with the DGCL. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the approval of this Agreement by the sole stockholder of Sub. Parent has all requisite corporate power and authority to enter into the Stock Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by Parent and Sub, the execution and delivery of the Stock Option Agreement by Parent and the consummation by Parent and Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action (including all Board action) on the part of Parent and Sub, subject to the filing of the appropriate Certificate of Merger as required by the DGCL. This Agreement has been duly executed and delivered by Parent and Sub, the Stock Option Agreement has been duly executed and delivered by Parent, and (assuming the valid authorization, execution and delivery of this Agreement and the Stock Option Agreement by the Company, and the validity and binding effect hereof and thereof on the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms and the Stock Option Agreement constitutes the valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

   Section 2.3. Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this
Section 2.3 have been obtained and all filings and obligations described in this Section 2.3 have been made, the execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Articles of Incorporation or the By-laws of Parent, each as amended to date,
(ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect (as hereinafter defined) on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Stock Option Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement or the Stock Option Agreement,
(iv) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), (v) such filings as may be required in connection with the taxes described in Section 5.10, (vi) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby.

   Section 2.4. Proxy Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the proxy statement (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Stockholder Meeting (as defined in Section 5.1) will, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

   Section 2.5. Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company represents and warrants to Parent and Sub as follows:

   Section 3.1. Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted. Except as set forth in Section
3.1 of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which relates to this Agreement and is designated therein as the Company Letter (the "Company Letter"), the Company and each of its Subsidiaries are duly qualified to do business, and are in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

   Section 3.2. Capital Structure.

   (a) As of the date hereof, the authorized capital stock of the Company consists of 25,000,000 Shares and 3,000,000 shares of preferred stock, par value $.001 per share ("Company Preferred Stock"). The Company has designated 50,000 shares of Company Preferred Stock as "Series A Participating Preferred Stock" and has reserved such shares for issuance upon the exercise of preferred share purchase rights (the "Rights") under the Rights Agreement dated as of June 15, 2000 (the "Company Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent. The amendment to the Company Rights Agreement in the form of Exhibit D has been duly approved by the Company's Board of Directors and duly executed and delivered by the Company.

   (b) At the close of business on July 15, 2001,

     (i) 17,118,240 Shares were issued and outstanding (including 18,459 Shares held under the Company's 1999 Employee Stock Purchase Plan), all of which were validly issued, fully paid and nonassessable and free of preemptive rights;

     (ii) 811,217 Shares were held in the treasury of the Company;

     (iii) no Shares were held by Subsidiaries of the Company;

     (iv) no shares of Company Preferred Stock were issued and outstanding or held in the treasury of the Company or by any Subsidiary of the Company;

     (v) 325,843 Shares were reserved for issuance upon exercise of outstanding options issued under the Company's 1999 Employee Stock Purchase Plan, of which 18,459 were subject to outstanding options;

     (vi) 439,109 Shares were reserved for issuance upon exercise of outstanding vested and exercisable stock options issued under the Company's 1994 Stock Option Plan (the "1994 Plan");

     (vii) 2,701,658 Shares were reserved for issuance upon exercise of outstanding vested and exercisable stock options issued under the Company's 1999 Stock Option Plan (the "1999 Plan");

     (viii) 100,000 Shares were reserved for issuance upon exercise of outstanding vested and exercisable stock options issued under the Company's 1999 Director's Stock Option Plan (the "Director Plan");

     (ix) 1,450,729 Shares were reserved for issuance upon exercise of outstanding vested and exercisable stock options issued under the Data Critical Corporation/VitalCom Inc. 1993 Stock Option Plan ("VitalCom Inc." being hereinafter referred to as "Ether Sub" and such Data Critical Corporation/VitalCom Inc. 1993 Stock Option Plan being the "Ether Sub 1993 Plan");

     (x) 9,548 Shares were reserved for issuance upon exercise of outstanding vested and exercisable stock options issued under the Ether Sub 1996 Stock Option Plan (the "Ether Sub 1996 Plan");

     (xi) 179,740 Shares were reserved for issuance upon exercise of outstanding warrants; and

     (xii) no Shares were reserved for issuance upon exercise of outstanding vested and exercisable stock options issued under any other plans of the Company or any of its Subsidiaries.

   (c) Section 3.2 of the Company Letter contains a correct and complete list as of the date of this Agreement of each outstanding option to purchase Shares (the "Company Stock Options") issued under the 1994 Plan, the 1999 Plan, the Director Plan, the Company's 1999 Employee Stock Purchase Plan; the Ether Sub 1993 Plan or the Ether Sub 1996 Plan (collectively, the "Company Stock Option Plans"), including the holder, date of grant, exercise price and number of Shares subject thereto, the Company Stock Option Plan under which such option was granted and whether the option is vested or exercisable.

   (d) Section 3.2 of the Company Letter contains a correct and complete list as of the date of this Agreement of each outstanding warrant to purchase Shares ("Company Warrants"), including the holder, the date of grant, the agreement under which such Company Warrants were issued, the exercise price and the number of Shares subject thereto.

   (e) Except for the Company Stock Options and Company Warrants and except under the Stock Option Agreement or as set forth in Section 3.2 of the Company Letter, there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement, and there are no outstanding contractual rights to which the Company or any of its Subsidiaries is a party, the value of which is based on the value of the Company Common Stock. Except as set forth in Section 3.2 of the Company Letter, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares or any capital stock of or any equity interests in any Subsidiary.

   (f) Each outstanding share of capital stock of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 3.2 of the Company Letter, each such share is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Each outstanding equity interest of each Subsidiary of the Company that is not a corporation is duly authorized, validly issued and fully paid and, except as set forth in
Section 3.2 of the Company Letter, is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.
Section 3.2 of the Company Letter sets forth all of the information required to be set forth in Exhibit 21 to Form 10-K under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act").

   (g) The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

   Section 3.3. Authority. On or prior to the date of this Agreement, the Board of Directors of the Company has unanimously declared the Merger advisable and fair to and in the best interest of the Company and its stockholders, approved this Agreement in accordance with the DGCL, resolved to recommend the adoption of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for adoption. The Company has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement, to consummate the transactions contemplated by the Stock Option Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action (including Board action) on the part of the Company, subject, in the case of this Agreement, to (x) approval and adoption of this Agreement by the stockholders of the Company and (y) the filing of the Certificate of Merger as required by the DGCL. This Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the Stock Option Agreement by Parent and the validity and binding effect of this Agreement on Parent and Sub and the Stock Option Agreement on Parent) constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The filing of the Proxy Statement with the Securities and Exchange Commission (the "SEC") and the issuance of up to 3,406,530 Shares pursuant to the Stock Option Agreement have been duly authorized by the Company's Board of Directors.

   Section 3.4. Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this
Section 3.4 have been obtained and all filings and obligations described in this Section 3.4 have been made, and except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement and the Stock Option Agreement, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Company Charter or the Amended and Restated Bylaws of the Company, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, losses, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Stock Option Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act and the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement or the Stock Option Agreement,
(iv) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, (v) such filings as may be required in connection with the taxes described in Section 5.10, (vi) applicable requirements, if any, of Blue Sky Laws or the Nasdaq National Market and (vii) such other consents, orders, authorizations, registrations, declarations, approvals and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby.

   Section 3.5. SEC Documents and Other Reports. The Company has filed all required documents (including proxy statements) with the SEC since November 9, 1999 and Ether Sub has filed all required documents (including proxy statements) with the SEC since February 14, 1996 (collectively, the "Company SEC

Documents"). Ether Sub's obligations to file documents with the SEC terminated on June 7, 2001, and no Subsidiary of the Company is required to file any documents with the SEC. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company (or Ether Sub, as applicable) included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries (or Ether Sub, as applicable) as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in Section 3.5 of the Company Letter, in the Company SEC Documents filed with the SEC prior to the date of this Agreement or as required by U.S. generally accepted accounting principles, neither the Company, since November 9, 1999, nor Ether Sub, since February 14, 1996, has made any change in the accounting practices or policies applied in the preparation of its financial statements.

   Section 3.6. Proxy Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time of the mailing of the Proxy Statement or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

   Section 3.7. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement (but excluding (i) items disclosed under the heading "Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (the "Company Annual Report"), as filed with the SEC and similar disclosures elsewhere in the Company SEC Documents of the Company filed prior to the date hereof and (ii) items disclosed under the heading "Risk Factors" in the Annual Report on Form 10-K filed by Ether Sub for the year ended December 31, 2000 (the "Ether Sub Annual Report") and similar disclosures elsewhere in the Company SEC Documents of Ether Sub filed prior to the date hereof (collectively, the "Risk Factor Disclosures")) or as set forth in the Company Letter, since December 31, 2000, (A) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Material Adverse Effect on the Company, (B) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Company, (C) there has been no change in the capital stock of the Company except for the issuance of shares of the Company Common Stock pursuant to Company Stock Options and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock, (D) there has not been
(v) any adoption of a new Company Plan (as hereinafter defined), (w) any amendment to a Company Plan materially increasing benefits thereunder, (x) any granting by the Company or any of its Subsidiaries to any executive officer or other key employee of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents, (y) any granting by the Company or any of its Subsidiaries to any such executive officer or other key employee of any increase in severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents or (z) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer or other key employee, (E) there has not been any material change in the amount or terms of the indebtedness of the Company and its Subsidiaries from that described in the Company Annual Report (excluding the Risk Factor Disclosures) or the Ether Sub Annual Report (excluding the Risk Factor Disclosures) and (F) there has been no event causing a Material Adverse Effect on the Company, nor any development that would, individually or in the aggregate, result in a Material Adverse Effect on the Company.

   Section 3.8. Permits and Compliance. Except for matters covered by Section 3.24, each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative, or governmental rule or regulation of any Governmental Entity, including any consumer protection, equal opportunity, customs, export control, foreign trade, foreign corrupt practices (including the Foreign Corrupt Practices
Act), health, health care industry regulation and third-party reimbursement laws, including under any Federal Health Care Program (as defined in Section 1128B(f) of the U.S. Federal Social Security Act (together with all regulations promulgated thereunder, the "SSA")), or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company and for matters covered by Section
3.24. Without limiting the foregoing, each of the Company and its Subsidiaries is in compliance, in all material respects, with all current applicable statutes, rules, regulations or orders administered or issued by the United States Food and Drug Administration (the "FDA") or comparable foreign Governmental Entity; to the Company's Knowledge, there are no facts which furnish any reasonable basis for any warning letters from the FDA, Section 305 notices, or other similar communications from the FDA or comparable foreign Governmental Entity; and since December 31, 1997, there have been no recalls, field notifications, alerts or seizures requested or threatened relating to the products of the Company or any of its Subsidiaries, except set forth in
Section 3.8 of the Company Letter. The products of the Company and its Subsidiaries, where required, are being marketed under valid 510(k) or Pre-Market Approval Applications. To the Knowledge of the Company, there is no false information or significant omission in any product application or product-related submission to the FDA or comparable foreign Governmental Entity. The Company and its Subsidiaries have obtained all necessary regulatory approvals from any foreign regulatory agencies related to the products distributed and sold by the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary, nor the officers, directors, managing employees or agents (as those terms are defined in 42 C.F.R. (S)1001.1001) of the Company or any of its Subsidiaries: (i) have engaged in any activities which are prohibited under, or are cause for civil penalties or mandatory or permissive exclusion from, any Federal Health Care Program under Sections 1128, 1128A, 1128B, or 1877 of SSA or related state or local statutes, including knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease or order, of any item or service for which payment may be made in whole or in part under any such program; (ii) have had a civil monetary penalty assessed against them under Section 1128A of SSA; (iii) have been excluded from participation under any Federal Health Care Program; or
(iv) have been convicted (as defined in 42 C.F.R. (S) 1001.2) of any of the categories of offenses described in Sections 1128(a) or 1128(b)(1), (b)(2), or
(b)(3) of SSA. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement (excluding the Risk Factor Disclosures) or as set forth in Section 3.8 of the Company Letter, there are no contracts or agreements of the Company or its Subsidiaries having terms or conditions which would have a Material Adverse Effect on the Company or having covenants not to compete that materially impair the ability of the Company or any of its Subsidiaries to conduct its businesses as currently conducted or would reasonably be expected to materially impair Parent's ability to conduct its medical systems businesses. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement (excluding the Risk Factor Disclosures), no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement or the Stock Option Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

   Section 3.9. Tax Matters. Except as otherwise set forth in Section 3.9 of the Company Letter, (i) the Company and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns (as hereinafter defined) required to have been filed, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company; (ii) all Taxes (as hereinafter defined) shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, or such Taxes are being timely and properly contested; (iii) the Company and each of its Subsidiaries have complied with all rules and regulations relating to the withholding of Taxes and the remittance of withheld Taxes, except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company; (iv) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes that remains in effect; (v) no federal, state, local or foreign audits or administrative proceedings, of which the Company has Knowledge, are pending with regard to any Taxes or proposed audit or proceeding from the Internal Revenue Service ("IRS") or any other taxing authority; (vi) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of Tax Returns filed by or with respect to the Company and each of its Subsidiaries are currently pending; (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full; (viii) no withholding is required under Section 1445 of the Code in connection with the Merger; (ix) neither the Company nor any of its Subsidiaries has engaged in any transaction that would constitute a "tax shelter" within the meaning of Section 6111 or 6662 of the Code and that has not been disclosed on an applicable Tax Return; (x) neither the Company nor any of its Subsidiaries has submitted a request for a ruling to the IRS or a state tax authority; (xi) neither the Company nor any of its Subsidiaries has at any time made, changed or rescinded any express or deemed election relating to Taxes that is not reflected in any Tax Return; (xii) neither the Company nor any of its Subsidiaries has at any time changed any of its methods of reporting income or deductions for Tax purposes from those employed in the preparation of its Tax Returns; (xiii) neither the Company nor any of its Subsidiaries has been a member of an affiliated group of corporations (within the meaning of Section 1504(a)) filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period, other than a group the common parent of which is the Company or a Subsidiary; (xiv) neither the Company nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to Taxes of such other person (including pursuant to Treasury Regulations Section 1.1502-6 or comparable provision of state, local or foreign tax law), including any liability for Taxes of any predecessor entity; and (xv) the unpaid Taxes of the Company and its Subsidiaries do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect temporary difference between book and Tax income) set forth or included in the most recent balance sheet included in the Company SEC Documents except to the extent that the failure to adequately reflect such revenue, individually or in the aggregate, would not have a Material Adverse Effect. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, custom, duty, ad valorem, value-added, transfer or excise tax, or other tax of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

   Section 3.10. Actions and Proceedings. Except as set forth in Section 3.10 of the Company Letter or for matters covered by Section 3.24, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants, agents or stockholders of the Company or any of its Subsidiaries, as such, any of its or their properties, assets or business or any Company Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement. Except as set forth in Section
3.10 of the Company Letter or for matters covered by Section 3.24, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations (including claims for workers' compensation) pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their present or former directors, officers, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business or any Company Plan that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement. There are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of its or their present or former officers, directors, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement or the Stock Option Agreement. No stockholder of Ether Sub properly exercised appraisal rights in accordance with Section 262 of the DGCL in connection with the transactions contemplated by the Agreement and Plan of Merger dated as of March 12, 2001 among the Company, Viper Acquisition Corp. and Ether Sub.

   Section 3.11. Certain Agreements. Except as set forth in Section 3.11 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan (collectively, the "Compensation Agreements"), pension plan (as defined in Section 3(2) of ERISA) or welfare plan (as defined in Section 3(1) of ERISA) any of the benefits of which will be increased, or (except as contemplated by Section 5.7) the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Stock Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Stock Option Agreement. Section 3.11 of the Company Letter sets forth (i) for each officer, director or employee who is a party to, or will receive benefits under, any Compensation Agreement as a result of the transactions contemplated herein, the total amount that each such person may receive, or is eligible to receive, assuming that the transactions contemplated by this Agreement are consummated on the date hereof, and (ii) the total amount of indebtedness owed to the Company or its Subsidiaries from each officer, director or employee of the Company and its Subsidiaries.

   Section 3.12. ERISA.

   (a) Each Company Plan (as hereinafter defined) is listed in Section 3.12(a) of the Company Letter. With respect to each Company Plan, the Company has made available to Parent a true and correct copy of (i) the two most recent annual reports (Form 5500) filed with the IRS, (ii) each such Company Plan that has been reduced to writing and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to each such Company Plan, (iv) a written summary of each unwritten Company Plan, (v) the most recent summary plan description or other written explanation of each Company Plan provided to participants, (vi) the three most recent actuarial reports or valuations relating to a Company Plan subject to Title IV of the Employee

Retirement Income Security Act of 1974, as amended ("ERISA"), (vii) the most recent determination letter and request therefore, if any, issued by the IRS with respect to any Company Plan intended to be qualified under section 401(a) of the Code, (viii) any request for a determination currently pending before the IRS and (ix) all correspondence with the IRS, the Department of Labor, the SEC or Pension Benefit Guaranty Corporation relating to any outstanding controversy. Except as would not have a Material Adverse Effect on the Company, each Company Plan complies in all respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations. Except as set forth in Section 3.12(a) of the Company Letter, no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan for which the 30-day notice requirement has not been waived. Neither the Company nor any ERISA Affiliate (as hereinafter defined) currently maintains, contributes to or has any liability or, at any time during the past six years has maintained or contributed to any pension plan which is subject to section 412 of the Code or section 302 of ERISA or Title IV of ERISA. Neither the Company nor any ERISA Affiliate currently maintains, contributes to or has any liability or, at any time during the past six years has maintained or contributed to any Company Multiemployer Plan (as hereinafter defined). No action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA. No Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

   (b) Except as listed in Section 3.12(b) of the Company Letter, with respect to the Company Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries or ERISA Affiliate or Company Plan fiduciary could be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect on the Company. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending, or the remedial amendment period with respect to the initial adoption of the Company Plan has not expired, or the Company Plan is a standardized prototype document and the Company is not aware of any reason why any such Company Plan is not so qualified in operation. Except as set forth in Section 3.12(b) of the Company Letter, neither the Company nor any of its Subsidiaries or ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

   (c) As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any other written or oral bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, stock appreciation right, holiday pay, vacation, severance, medical, dental, vision, disability, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, arrangement or understanding, in each case established or maintained by the Company or any of its Subsidiaries or ERISA Affiliates or as to which the Company or any of its Subsidiaries or ERISA Affiliates has contributed or otherwise may have any liability, (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its Subsidiaries or ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) "ERISA Affiliate" means any trade or business (whether or not incorporated) which would be considered a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

   (d) Section 3.12(d) of the Company Letter contains a list of all (i) severance and employment agreements with employees of the Company and each Subsidiary and ERISA Affiliate, (ii) severance programs and policies of the Company and each Subsidiary and ERISA Affiliate with or relating to its employees and (iii) plans, programs, agreements and other arrangements of the Company and each Subsidiary and ERISA Affiliate with or relating to its employees containing change of control or similar provisions.

   (e) Except as set forth in Section 3.12(e) of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

   (f) Except as set forth in Section 3.12(f) of the Company Letter, neither the Company, nor any of its Subsidiaries that employs people outside of the United States (i) is under any legal liability to pay pensions, gratuities, superannuation allowances or the like to any past or present directors, officers, employees or dependants of employees; (ii) is in the habit of making ex-gratia or voluntary payments by way of superannuation allowance or pension; or (iii) has, maintains or has contemplated any pension schemes or arrangements for payment of the pensions or death benefits or similar arrangements.

   Section 3.13. Compliance with Worker Safety Laws. Except for matters covered by Section 3.24, the properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws"), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except for matters covered by Section 3.24, with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on the Company.

   Section 3.14. Liabilities. Except as fully reflected or reserved against in the financial statements included in the Company Annual Report and the Ether Sub Annual Report, or disclosed in the footnotes thereto, or as set forth in
Section 3.14 of the Company Letter, and except for matters covered by Section 3.24, the Company and its Subsidiaries had no liabilities (including Tax liabilities) at the date of such financial statements, absolute or contingent, other than liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, and had no liabilities (including Tax liabilities) that were not incurred in the ordinary course of business. As of the date hereof, the indebtedness for borrowed money of the Company and its Subsidiaries does not exceed $300,000.

   Section 3.15. Products and Claims.

   (a) Except as set forth in Section 3.15(a) of the Company Letter, since December 31, 1997, neither the Company nor any Subsidiary has received a written or, to the Knowledge of the Company, oral claim for or based upon breach of product warranty (other than warranty service and repair claims in the ordinary course of business not material in amount or significance), strict liability in tort, negligent manufacture of product, negligent provision of services or any other allegation of liability, including or resulting in product recalls, arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use), or sale of its products or from the provision of services; and, to the Knowledge of the Company, there is no basis for any such claim which, if asserted, would likely have a Material Adverse Effect on the Company. No product sold or delivered or service rendered by the Company or any of its Subsidiaries is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale for products delivered and services rendered by the Company or any such Subsidiary, copies of which have previously been delivered to Parent.

   (b) The Company has provided to Parent a schedule of products of the Company and its Subsidiaries in development and planned introductions, a copy of which is attached to the Company Letter. The Company reasonably expects the goals set forth therein to be achieved in all material respects, except for such deviations as would not have a Material Adverse Effect on the Company or on the Company's businesses. The product and service engineering, development, manufacturing and quality control processes which have been and are being followed by the Company and its Subsidiaries are reasonably designed to produce products and services which (i) are consistent with the claims made about them in the sales brochures of the Company and its Subsidiaries and other statements made about them by or on behalf of the Company and its Subsidiaries, (ii) otherwise meet the reasonable expectations of customers of the Company or any Subsidiary, (iii) comply with applicable regulatory requirements and (iv) avoid claims of the type described in Section 3.15(a).

   (c) Except as set forth in Section 3.15(c) of the Company Letter, neither the Company nor any of its Subsidiaries has made any sales to customers that are contingent upon (x) providing future enhancements of existing products,
(y) adding features not currently available on existing products or (z) otherwise enhancing the performance of existing products (other than beta or similar arrangements pursuant to which customers of the Company or any of its Subsidiaries from time to time test or evaluate products).

   Section 3.16. Labor Matters.

   (a) Except as set forth in Section 3.16 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, labor contract or other agreement with a body representing any of its employees. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by any person pursuant to the National Labor Relations Act or any comparable state or foreign law pending or threatened in writing with respect to the Company Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on the Company.

   (b) Except as set forth in Section 3.16 of the Company Letter, (i) the Company and its Subsidiaries have not incurred any liability under, and have complied in all respects with, the Workers Adjustment Retraining Notification Act (the "WARN Act"), and, to the Knowledge of the Company, no fact or event exists that would reasonably be expected to give rise to liability under the WARN Act; (ii) no compensation paid or payable to any employee of the Company or any of its Subsidiaries has been or will be nondeductible by reason of application of Section 162(m) of the Code; and (iii) neither the Company nor any of its Subsidiaries has any obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985 with respect to any former employees or their related qualifying beneficiaries.

   Section 3.17. Intellectual Property. "Company Intellectual Property" means all trademarks, trademark registrations, trademark rights and renewals thereof, trade names, trade name rights, patents, patent rights, patent applications, industrial models, inventions, invention disclosures, designs, utility models, inventor rights, software, copyrights, copyright registrations and renewals thereof, servicemarks, servicemark registrations and renewals thereof, servicemark rights, trade secrets, applications for trademark and servicemark registrations, know-how, confidential information and other proprietary rights, and any data and information of any nature or form used or held for use in connection with the businesses of the Company and/or any of its Subsidiaries as currently conducted or as currently contemplated by the Company or any such subsidiary, together with all applications or continuations thereof currently pending or in process for any of the foregoing. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof (excluding the Risk Factor Disclosures), the Company and its Subsidiaries own, or possess adequate licenses or other valid rights to use (including the right to sublicense to customers, suppliers or others as needed), all of the Company Intellectual Property that is necessary for the conduct or contemplated conduct of the Company's or its Subsidiaries' businesses. Section 3.17 of the Company Letter lists each material license or other agreement pursuant to which the Company or any of its Subsidiaries has the right to use Company Intellectual Property utilized in connection with any product of, or service provided by, the Company and its Subsidiaries, the cancellation or expiration of which would have a Material Adverse Effect on the Company (the "Company Licenses"). There are no pending or, to the Knowledge of the Company, threatened interferences, re-examinations, oppositions or cancellation proceedings involving any patents or patent rights, trademarks or trademark rights, or applications therefor, of the Company or any of its Subsidiaries. There are no pending or, to the Knowledge of the Company, threatened claims or litigation contesting the validity, ownership or right to use, sell, license or dispose of the Company Intellectual Property. The Company and its Subsidiaries have entered into agreements with employees, consultants, officers and agents sufficient to maintain the confidentiality of the Company Intellectual Property. There is no breach or violation by the Company or by any of its Subsidiaries under, and, to the Knowledge of the Company, there is no breach or violation by any other party to, any Company License that is reasonably likely to give rise to any termination or any loss of rights thereunder. There has been no unauthorized disclosure or use of confidential information, trade secret rights, processes and formulas, research and development results and other know-how of the Company or any of its Subsidiaries, the value of which to the Company and its Subsidiaries is dependent upon the maintenance of the confidentiality thereof. The conduct of the business of the Company and its Subsidiaries as conducted in the past, as currently conducted, or as contemplated in connection with the introduction of planned new products or services, did not, does not, and, in the reasonable expectation of the Company, will not infringe upon or conflict with, in any way, any license, trademark, trademark right, trade name, trade name right, patent, patent right, industrial model, invention, service mark, service mark right, copyright, trade secret or any other intellectual property rights of any third party. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof (excluding the Risk Factor Disclosures) or as set forth in Section 3.17 of the Company Letter, there are no infringements of, or conflicts with, any Company Intellectual Property which, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as set forth in Section 3.17 of the Company Letter, neither the Company nor any of its Subsidiaries has licensed or otherwise permitted the use by any third party of any proprietary information or Company Intellectual Property on terms or in a manner which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

   Section 3.18. Opinion of Financial Advisor. The Company has received the oral opinion of U.S. Bancorp Piper Jaffray Inc. to the effect that, as of the date of such opinion, the Merger Consideration is fair to the Company's stockholders from a financial point of view, and such oral opinion shall be confirmed in writing and shall be delivered to Parent for informational purposes only promptly after the execution and delivery of this Agreement.

   Section 3.19. State Takeover Statutes. The Board of Directors of the Company has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to render the provisions of Section 203 of the DGCL and Chapter 23B.19 of the Washington Business Corporation Act inapplicable to the Merger, this Agreement, the Stock Option Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby. To the Knowledge of the Company, no other state takeover statute or similar charter or bylaw provisions are applicable to the Merger, this Agreement, the Stock Option Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby.

   Section 3.20. Required Vote of Company Stockholders. The affirmative vote of the holders of a majority of the outstanding Shares is required to adopt this Agreement. No other vote of the security holders of the Company is required by law, the Company Charter or the Amended and Restated By-laws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby and in the Stock Option Agreement.

   Section 3.21. Title to and Sufficiency of Assets.

   (a) The Company and its Subsidiaries own good and marketable title to all of their assets constituting personal property which is material to their business (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions (collectively, "Liens"), except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof (excluding the Risk Factor Disclosures) or Section
3.21 of the Company Letter. Such assets, together with all assets held by the Company and the Subsidiaries under leases, include all tangible and intangible personal property, contracts and rights necessary or required for the operation of the businesses of the Company and its Subsidiaries as currently conducted.

   (b) The Company and its Subsidiaries do not own any real property.

   (c) Section 3.21 of the Company letter sets forth a list of all real estate leases of the Company or any of its Subsidiaries (the "Real Estate Leases"). The Real Estate Leases are in full force and effect and no event has occurred which with the passage of time, the giving of notice, or both, would constitute a default or event of default by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other person who is a party signatory thereto, other than such defaults or events of default which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

   Section 3.22. Accounts Receivable. All of the accounts and notes receivable of the Company and its Subsidiaries set forth on the books and records of the Company (net of the applicable reserves reflected on the books and records of the Company and in the financial statements included in the Company SEC Documents) (i) represent sales actually made or transactions actually effected in the ordinary course of business for goods or services delivered or rendered to unaffiliated customers in bona fide arm's length transactions, (ii) constitute valid claims, and (iii) except as set forth in Section 3.22 of the Company Letter, are good and collectible at the aggregate recorded amounts thereof (net of such reserves) without right of recourse, defense, deduction, return of goods, counterclaim, or offset and have been or will be collected in the ordinary course of business and consistent with past experience.

   Section 3.23. Inventories. Except as set forth in Section 3.23 of the Company Letter, all inventories of the Company and its Subsidiaries consist of items of merchantable quality and quantity usable or salable in the ordinary course of business, are salable at prevailing market prices that are not less than the book value amounts thereof or the price customarily charged by the Company or the applicable Subsidiary therefor, conform to the specifications established therefor, and have been manufactured in accordance with applicable regulatory requirements, except to the extent that the failure of such inventories so to consist, be saleable, conform, or be manufactured would not have a Material Adverse Effect on the Company. Except as set forth in Section
3.23 of the Company Letter, the quantities of all inventories, materials, and supplies of the Company and each of its Subsidiaries (net of the obsolescence reserves therefor shown in the financial statements included in the Company SEC Documents filed with the SEC prior to the date hereof and determined in the ordinary course of business consistent with past practice) are not obsolete, damaged, defective, or excessive, except to the extent that the failure of such inventories to be in such conditions would not have a Material Adverse Effect on the Company.

   Section 3.24. Environmental Matters.

   (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law; (ii) "Environmental Law" means any law currently in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, or common law, relating to pollution or protection of the environment, health or safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances; and (iii) "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

   (b) Except as set forth in Section 3.24 of the Company Letter, the Company and its Subsidiaries are and have been in compliance with all applicable Environmental Laws, have obtained all Environmental Permits and are in compliance with their requirements, and have resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability, except in each case for the notices set forth in Section 3.24 of the Company Letter or where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

   (c) Except as set forth in Section 3.24 of the Company Letter, neither the Company nor any of its Subsidiaries has (i) placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of the Company's or any of its Subsidiaries' properties or any other properties, other than in a manner that would not, in all such cases taken individually or in the aggregate, result in a Material Adverse Effect on the Company, (ii) to the Knowledge of the Company, the presence of any Hazardous Substances on, under, emanating from, or at any of the Company's or any of its Subsidiaries' properties or any other property but arising from the Company's or any of its Subsidiaries' current or former properties or operations, other than in a manner that would not result in a Material Adverse Effect on the Company, or (iii) to the Knowledge of the Company, received any written notice
(A) of any violation of or liability under any Environmental Laws, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation or liability, (C) requiring the investigation of, response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' current or former properties or operations or any other properties, (D) alleging noncompliance by the Company or any of its Subsidiaries with the terms of any Environmental Permit in any manner reasonably likely to require material expenditures or to result in material liability or (E) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' current or former properties or operations or any other properties, except in each case for the notices set forth in Section 3.24 of the Company Letter.

   (d) Except as set forth in Section 3.24 of the Company Letter, no Environmental Law imposes any obligation upon the Company or any of its Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

   (e) Except as set forth in Section 3.24 of the Company Letter, there are no environmental assessments or audit reports or other similar studies or analyses in the possession of or available to the Company or any of its Subsidiaries relating to any real property currently or formerly owned, leased or occupied by the Company or any of its Subsidiaries.

   Section 3.25. Suppliers, Customers, Distributors and Significant
Employees.

   (a) Except as set forth in Section 3.25 of the Company Letter, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice or has any reason to believe that (i) any significant supplier, including any sole source supplier, will not sell raw materials, supplies, merchandise and other goods to the Company or any of its Subsidiaries at any time after the Effective Time on terms and conditions substantially similar to those used in its current sales to the Company or any of its Subsidiaries, subject only to general and customary price increases, unless comparable raw materials, supplies, merchandise or other goods are readily available from other sources on comparable terms and conditions,
(ii) any significant customer of the Company or any of its Subsidiaries intends to terminate or limit or alter its business relationship with the Company or any such Subsidiary or (iii) any individual included in Section
3.25 of the Company Letter intends to terminate or has terminated such individual's employment with the Company or any such Subsidiary. Except as set forth in Section 3.25 of the Company Letter, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice or has any reason to believe that any distributors, sales representatives, sales agents or other third party sellers will not sell or market the products or services of the Company or any such Subsidiary at any time after the Effective Time on terms and conditions substantially similar to those used in the current sales and distribution contracts of the Company and its Subsidiaries.

   (b) Except as set forth in Section 3.25 of the Company Letter, each agreement between the Company or any of its Subsidiaries and any distributor, sales representative, sales agent or other third party who sells or markets the products or services of the Company or any of its Subsidiaries constitutes a valid and binding obligation of the parties thereto and is in full force and effect and will continue in full force and effect after the Effective Time, in each case, without breaching the terms thereof, giving rise to a right of termination thereunder or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Except as set forth in Section 3.25 of the Company Letter, the Company or one of its Subsidiaries has fulfilled and performed its obligations under each such agreement, and neither the Company nor any of its Subsidiaries is in, or, to the Knowledge of the Company, alleged to be in, breach or default thereunder, nor is there or, to the Knowledge of the Company, is there alleged to be, any basis for termination thereof, and, to the Knowledge of the Company, no other party to any such agreement has breached or defaulted thereunder or has acted or failed to act in any manner that is reasonably likely to result in criminal charges or claims for material damages being brought against the Company or any of its Subsidiaries; and except as set forth in Section 3.25 of the Company Letter, no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the Knowledge of the Company, any of its Subsidiaries or by any such other party.

   Section 3.26. Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries have made any and all payments required to maintain such policies in full force and effect. Neither the Company nor any of its Subsidiaries has received notice of default under any such policy, and has not received written notice or, to the Knowledge of the Company, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to such policy.

   Section 3.27. No Consulting Activities Subject to Hospital-Physician Gainsharing Restrictions. Neither the Company nor its Subsidiaries have ever provided any clinical consulting services, including advice, suggestions or recommendations concerning physician partnership strategies and models, which would have been subject to the requirements of 42 U.S.C. sec. 1320a-7a(b)(1) and (2).

   Section 3.28. Transactions with Affiliates.

   (a) For purposes of this Section 3.28, the term "Affiliated Person" means
(i) any holder of 2% or more of the Company Common Stock, (ii) any director, officer or senior executive of the Company or any of its Subsidiaries, (iii) any person, firm or corporation that directly or indirectly controls, is controlled by, or is under common control with, any of the Company or any of its Subsidiaries or (iv) any member of the immediate family or any of such persons.

   (b) Except as set forth in Section 3.28 of the Company Letter or in the Company SEC Documents filed with the SEC prior to the date hereof (excluding the Risk Factor Disclosures), since January 1, 2000, the Company and its Subsidiaries have not, in the ordinary course of business or otherwise, (i) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (ii) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of the Company or any of its Subsidiaries), (iii) entered into or modified in any manner any contract with, or (iv) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Affiliated Person.

   (c) Except as set forth in Section 3.28 of the Company Letter or in the Company SEC Documents filed with the SEC prior to the date hereof (excluding the Risk Factor Disclosures), (i) the contracts of the Company and its Subsidiaries do not include any material obligation or commitment between the Company or any of its Subsidiaries and any Affiliated Person, (ii) the assets of the Company or any of its Subsidiaries do not include any receivable or other obligation or commitment from an Affiliated Person to the Company or any of its Subsidiaries and (iii) the liabilities of the Company and its Subsidiaries do not include any payable or other obligation or commitment from the Company or any of its Subsidiaries to any Affiliated Person.

   (d) To the Knowledge of the Company and except as set forth in Section 3.28 of the Company Letter or in the Company SEC Documents filed with the SEC prior to the date hereof (excluding the Risk Factor Disclosures), no Affiliated Person of any of the Company or any of its Subsidiaries is a party to any contract with any customer or supplier of the Company or any of its Subsidiaries that affects in any material manner the business, operations, assets, liabilities, employee relationships, earnings or results of operations, financial projections or forecasts, or the business prospects and condition (financial or otherwise) of the Company or any of its Subsidiaries.

   Section 3.29. Representations and Warranties with respect to Operations outside of the United States. If a representation and warranty relates in whole or in part to operations of the Company and its Subsidiaries in jurisdictions outside of the United States, then the interpretation thereof shall be made (to the extent appropriate) by reference to the laws and regulations of the relevant jurisdiction.

   Section 3.30. Brokers. No broker, investment banker or other person, other than U.S. Bancorp Piper Jaffray Inc., the fees and expenses of which will be paid by the Company (as reflected in an agreement between U.S. Bancorp Piper Jaffray Inc. and the Company, a copy of which has been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement and by the Stock Option Agreement based upon arrangements made by or on behalf of the Company.

   Section 3.31. Accuracy of Information. None of the representations or warranties made by the Company herein or in the Company Letter, or any certificate furnished by the Company to Parent pursuant to this Agreement, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statement contained herein or therein not misleading. None of the other documents provided by the Company or any of its Subsidiaries or any of their respective employees or agents to Parent in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

                                  ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

   Section 4.1. Conduct of Business by the Company Pending the Merger. Except as set forth in Section 4.1 of the Company Letter, as expressly permitted by clauses (i) through (xviii) of this Section 4.1 or as otherwise expressly contemplated by this Agreement, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Company Letter (with specific reference to the applicable subsection below), the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

     (i) (A) other than dividends paid by wholly-owned Subsidiaries, declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such,
  (B) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

     (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options (including options under the Company Stock Option Plans) to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of Shares upon the exercise of Company Stock Options or Company Warrants outstanding on the date of this Agreement in accordance with their current terms and (B) the issuance of Shares pursuant to the Stock Option Agreement;

     (iii) amend the Company Charter, its Amended and Restated Bylaws or the Company Rights Agreement, except that the Company shall cause the Rights Agent to execute and deliver the amendment to the Company Rights Agreement in the form of Exhibit D hereto;

     (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets;

     (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than sales of inventory that are in the ordinary course of business consistent with past practice;

     (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries, in each case in the ordinary course of business consistent with past practices;

     (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any of its Subsidiaries;

     (viii) enter into or adopt any, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan or employment or consulting agreement;

     (ix) increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries who are not officers of the Company or any of its Subsidiaries) or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend in any material respect or take action (excluding any acts of the Company required to be taken, including any notices to be given, under any of the Company Stock Option Plans) to enhance in any material respect or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

     (x) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any of its Subsidiaries by any applicable material federal, state, local or foreign law, rule, regulation, guideline or ordinance;

     (xi) make any change to accounting policies or procedures (other than actions required to be taken by U.S. generally accepted accounting principles);

     (xii) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

     (xiii) make or rescind any express or deemed tax election related to Taxes or change any of its methods of reporting income or deductions for Tax purposes;

     (xiv) commence any litigation or proceeding with respect to any material Tax liability or settle or compromise any material Tax liability or commence any other litigation or proceedings or settle or compromise any other material claims or litigation;

     (xv) enter into or amend any agreement or contract with any distributor or any original equipment manufacturer; enter into or amend any agreement or contract with any customer, supplier, sales representative or agent (i) having a term in excess of 12 months and which is not terminable by the Company or a Subsidiary without penalty or premium by notice of 30 days or less or (ii) which involves or is expected to involve payments of $200,000 or more during the term thereof (provided that in the case of agreements or contracts with any customer, the margins anticipated from any such agreement or contract shall be consistent in all material respects with historical margins); enter into or amend any other agreement or contract material to the Company and its Subsidiaries; or purchase any real property; or make or agree to make any new capital expenditure or expenditures which in the aggregate are in excess of $200,000;

     (xvi) except in the ordinary course of business consistent with past practice, enter into or amend any agreement or contract with any other person pursuant to which the Company or any of its Subsidiaries is the licensor or licensee of any Intellectual Property;

     (xvii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) of the Company and its Subsidiaries included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice; or

     (xviii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

   Section 4.2. No Solicitation.

   (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, (i) solicit, initiate or encourage the submission of, any Takeover Proposal (as hereafter defined), (ii) enter into any agreement with respect to or approve or recommend any Takeover Proposal or
(iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to the Company or any of its Subsidiaries in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that nothing contained in this Section 4.2(a) shall prohibit the Company or its directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or (ii) referring a third party to this
Section 4.2(a) or making a copy of this Section 4.2(a) available to any third party; and, provided, further, that prior to the Stockholder Meeting, (A) if the Board of Directors of the Company reasonably determines the Takeover Proposal constitutes a Superior Proposal (as defined below), then, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority thereof after consultation with independent counsel (who may be the Company's regularly engaged independent counsel), the Company may (1) in response to an unsolicited request therefor, furnish information with respect to the Company and its Subsidiaries to any person pursuant to a customary confidentiality agreement (as determined by the Company's independent counsel) and (2) engage in or authorize discussions or negotiations with any person making such Takeover Proposal, and (B) provided that the Company has satisfied the conditions to its exercise of its rights to terminate this Agreement pursuant to Section 7.1(g) hereof, in respect of any Superior Proposal, the Board of Directors of the Company may (1) recommend such Superior Proposal to its stockholders (and in connection therewith, withdraw its favorable recommendation to stockholders to adopt this Agreement) and (2) enter into a letter of intent or other agreement contemplating or otherwise relating to such Superior Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer or director of the Company or any of its Subsidiaries or any financial advisor, attorney or other advisor or representative of the

Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.2(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any proposal for a merger or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement and the Stock Option Agreement, and "Superior Proposal" means a bona fide proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a sale of all or substantially all its assets or otherwise on terms which a majority of the disinterested members of the Board of Directors of the Company determines, at a duly constituted meeting of the Board of Directors or by unanimous written consent, in its reasonable good faith judgment to be more favorable to the Company's stockholders than the Merger (after consultation with the Company's independent financial advisor that the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the Merger) and for which financing, to the extent required, is then committed or which, in the reasonable good faith judgment of a majority of such disinterested members, as expressed in a resolution adopted at a duly constituted meeting of such members (after consultation with the Company's independent financial advisor), is reasonably capable of being obtained by such third party.

   (b) The Company shall advise Parent orally and in writing of (i) any Takeover Proposal or any inquiry with respect to or which could lead to any Takeover Proposal received by any officer or director of the Company or, to the Knowledge of the Company, any financial advisor, attorney or other advisor or representative of the Company, (ii) the material terms of such Takeover Proposal (including a copy of any written proposal), and (iii) the identity of the person making any such Takeover Proposal or inquiry no later than 24 hours following receipt of such Takeover Proposal or inquiry. If the Company intends to participate in discussions or negotiations with and/or furnish any person with any information with respect to any Takeover Proposal in accordance with
Section 4.2(a), the Company shall advise Parent orally and in writing of such intention not less than two business days in advance of providing such information or participating in such discussions or negotiations. The Company will keep Parent fully informed of the status and details of any such Takeover Proposal or inquiry.

   Section 4.3. Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

   Section 5.1. Stockholder Meeting. The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of stockholders (the "Stockholder Meeting") for the purpose of considering the approval and adoption of this Agreement and at such meeting call for a vote and cause proxies to be voted in respect of the approval and adoption of this Agreement. The Company will, through its Board of Directors, recommend to its stockholders the adoption of this Agreement, and shall not withdraw or modify such recommendation; provided, however, that the Board of Directors of the Company may withdraw, modify or change such recommendation if it (i) has not breached Section 4.2 and (ii) enters into a merger, acquisition or other agreement (including an agreement in principle) to effect a Superior Proposal or the Board of Directors resolves to do so, provided that the Company has complied with Section 7.1(g) of this Agreement. Notwithstanding the Company's rights regarding a Superior Proposal in the preceding sentence, the Company agrees that its obligations pursuant to the first sentence of this
Section 5.1 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of a Takeover Proposal.

   Section 5.2. Preparation of the Proxy Statement. The Company shall as soon as practicable after the date hereof prepare and file a preliminary Proxy Statement with the SEC and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent timely and reasonably objects. Parent shall cooperate with the Company in the preparation of the Proxy Statement or any amendment or supplement thereto.

   Section 5.3. Access to Information. Subject to currently existing contractual and legal restrictions applicable to the Company or any of its Subsidiaries, the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Parent reasonable access to, and permit them to make such inspections as they may reasonably require of, during the period from the date of this Agreement through the Effective Time, all of their respective properties, books, contracts, commitments and records (including engineering records and Tax Returns and the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause each of its Subsidiaries to, (i) furnish promptly to Parent a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, (ii) furnish promptly to Parent all other information concerning its business, properties and personnel as Parent may reasonably request and (iii) promptly make available to Parent all personnel of the Company and its Subsidiaries knowledgeable about matters relevant to such inspections. No investigation pursuant to this Section 5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent pursuant to this
Section 5.3 shall be kept confidential in accordance with the Confidentiality Agreement, dated June 11, 2001, as amended, between Parent and the Company (the "Confidentiality Agreement").

   Section 5.4. Indemnification; Directors and Officers Insurance.

   (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless all past and present directors and officers of the Company and of its Subsidiaries to the same extent and in the same manner such persons are indemnified as of the date of this Agreement by the Company pursuant to the DGCL, the Company Charter, the Company's Amended and Restated Bylaws or the indemnification agreements described in Section 5.4 of the Company Letter for acts or omissions occurring at or prior to the Effective Time.

   (b) Parent shall cause the Surviving Corporation to provide, for an aggregate period of not less than three years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar to the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 150% of the last annual premiums paid prior to the date hereof (which premiums the Company represents and warrants to be approximately $150,000), but in such case shall purchase as much coverage as possible for such amount.

   Section 5.5. Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause
(x) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement and made by it not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on Parent or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

   Section 5.6. Fees and Expenses.

   (a) Except as provided in this Section 5.6 and Section 5.10, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses.

   (b) Notwithstanding any provision in this Agreement to the contrary:

     (i) if this Agreement is terminated:

      (A) by the Company pursuant to Section 7.1(d)(i) after receipt of a Superior Proposal or

      (B)  by Parent pursuant to Section 7.1(b), (c) or (f), or

      (C) by Parent or the Company pursuant to Section 7.1(e) (after receipt of a publicly disclosed Superior Proposal or after the occurrence of any of the events described in clause (i), (ii) or (iii) of Section 7.1(f)) or (g), then, in each case, the Company shall (without prejudice to any other rights of Parent against the Company) reimburse Parent upon demand for all out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or any Affiliate (as hereinafter defined) of Parent in connection with this Agreement, the Stock Option Agreement and the transactions contemplated herein or therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants. As used herein, "Affiliate" shall have the meaning set forth in Rule 405 under the Securities Act.

   (c) Notwithstanding any provision in this Agreement to the contrary:

     (i) if this Agreement is terminated:

      (A) by the Company pursuant to Section 7.1(d)(i) after receipt of a Superior Proposal,

      (B)  by Parent pursuant to Section 7.1(b) or (f), or

      (C) by Parent pursuant to Section 7.1(c) or by Parent or the Company pursuant to Section 7.1(e) in either case after receipt of a publicly disclosed Superior Proposal or after the occurrence of any of the events described in clause (i), (ii) or (iii) of Section 7.1(f), and, in the case of (A), (B) or (C), prior to, concurrently with or within 12 months after such a termination a Third Party Acquisition Event (as defined below) occurs, then the Company shall (in addition to any obligation under Section 5.6(b) and without prejudice to any other rights of Parent against the Company) pay to Parent the Termination Fee (as defined below) in cash, such payment to be made promptly, but in no event later than the second business day following, the later to occur of such termination and such Third Party Acquisition Event; or

     (ii) if this Agreement is terminated by Parent or the Company pursuant to Section 7.1(g), then the Company shall (in addition to any obligation under Section 5.6(b) and without prejudice to any other rights of Parent against the Company) pay to Parent the Termination Fee in cash, such payment to be made by the Company concurrently with such termination if the termination is by the Company, or no later than the second business day following such termination if the termination is by Parent.

   "Termination Fee" means $2,000,000; provided, however, that (i) such amount shall be reduced to an amount not less than zero by subtracting from $2,000,000 the amount realized by Parent under the Stock Option Agreement which is in excess of $1,350,000, and (ii) the total of the Termination Fee and the net amount actually realized by Parent under the Stock Option Agreement, after netting out the aggregate Exercise Price (as defined therein) paid by Parent, shall not exceed $3,350,000. If the total of the Termination Fee and the net amount actually realized by Parent under the Stock Option Agreement, after netting out the aggregate Exercise Price paid by Parent, exceeds $3,350,000, Parent shall promptly pay to the Company the amount of such excess.

   A "Third Party Acquisition Event" means any of the following events: (A) any person (other than Parent or its Affiliates) acquires or becomes the beneficial owner of 20% or more of the outstanding Shares; (B) any group (other than a group which includes or may reasonably be deemed to include Parent or any of its Affiliates) is formed which, at the time of formation, beneficially owns 20% or more of the outstanding Shares; (C) the Company enters into, or announces that it proposes to enter into, an agreement, including, an agreement in principle, providing for a merger or other business combination involving the Company or a "significant subsidiary" (as defined in Rule 1.02(v) of Regulation S-X as promulgated by the SEC) of the Company or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, the Company or a significant subsidiary (other than the transactions contemplated by this Agreement); (D) any person (other than Parent or its Affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of Shares which, together with all Shares beneficially owned by such person, results or would result in such person being the beneficial owner of 20% or more of the outstanding Shares; or (E) there is a public announcement with respect to a plan or intention by the Company to effect any of the foregoing transactions. For purposes of this Section 5.6(c), the terms "group" and "beneficial owner" shall be defined by reference to Section 13(d) of the Exchange Act.

   (d) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by the Company pursuant to Section 7.1(b) or (c), then Parent shall (without prejudice to any other rights of the Company against Parent) reimburse the Company upon demand for all out-of-pocket fees and expenses incurred or paid by or on behalf of the Company or any Affiliate of the Company in connection with this Agreement, the Stock Option Agreement and the transactions contemplated herein or therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants.

   Section 5.7. Company Stock Options.

   (a) The Company shall take such action satisfactory to Parent as shall be necessary to cause each Purchase Period and Offering Period under the Company's 1999 Employee Stock Purchase Plan (as such terms are defined therein), all options outstanding thereunder and the Company's 1999 Employee Stock Purchase Plan itself to terminate effective no later than the close of business on the business day immediately preceding the Effective Time.

   (b) The Company shall take such action satisfactory to Parent as shall be necessary to cause, to the extent permitted under the applicable Company Stock Option Plan and related option agreements, each Company Stock Option that is outstanding as of immediately after the close of business on the business day immediately preceding the Effective Time, whether or not such Option is then exercisable or vested, to be canceled and the holder thereof to be paid by the Company an amount equal to (A) the product of (1) the number of Shares subject to such Option and (2) the excess, if any, of the Merger Consideration over the exercise price per Share subject to such Option, minus (B) all applicable federal, state and local Taxes required to be withheld in respect of such payment.

   (c) The Company shall take all action necessary to implement the provisions of this Section 5.7, including amendment of the Company Stock Option Plans. The Company shall take no action to accelerate or otherwise affect the exercisability or vesting of any Company Stock Option or other stock-based award, except as expressly provided in this Section 5.7 or otherwise required by the applicable Company Stock Option Plan and related option agreements.

   Section 5.8. Reasonable Best Efforts.

   (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and State Takeover Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Stock Option Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

   (b) Each party shall use all reasonable best efforts not to take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

   (c) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company or any Governmental Entity to effect the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction, and neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the businesses, product lines or assets of Parent or any of its Subsidiaries or that otherwise would have a Material Adverse Effect on Parent or the Company.

   Section 5.9. Public Announcements. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or the Nasdaq National Market.

   Section 5.10. Real Estate Transfer and Gains Tax. Parent and the Company agree that either the Company or the Surviving Corporation will pay any foreign, state or local tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger. The Company and Parent agree to cooperate with the other in the filing of any Tax Returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion.

   Section 5.11. State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby or by the Stock Option Agreement or any Stockholder Agreement, Parent, Sub and the Company and their respective Boards of Directors shall use their best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

                                  ARTICLE VI
                      CONDITIONS PRECEDENT TO THE MERGER

   Section 6.1. Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

   (a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law and the Company Charter and Amended and Restated Bylaws of the Company.

   (b) HSR and Other Approvals.

     (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, including the Federal Communications Commission, that are necessary to effect the Merger or any of the transactions contemplated hereby shall have been obtained, shall have been made or shall have occurred.

   (c) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

   Section 6.2. Condition to Obligation of the Company to Effect the
Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional condition:

   (a) Performance of Obligations; Representations and Warranties. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received certificates signed on behalf of each of Parent and Sub by one of its officers to such effect.

   Section 6.3. Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

   (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

   (b) Consents.

     (i) The Company shall have obtained the consent or approval of each Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby.

     (ii) The Company shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except as to which the failure to obtain such consents and approvals would not, in the reasonable opinion of Parent, individually or in the aggregate, have a Material Adverse Effect on the Company or Parent or upon the consummation of the transactions contemplated in this Agreement, the Stock Option Agreement or any Stockholder Agreement.

     (iii) In obtaining any approval or consent required to consummate any of the transactions contemplated herein, in the Stock Option Agreement or any Stockholder Agreement, no Governmental Entity shall have imposed or shall have sought to impose any condition, penalty or requirement which, in the reasonable opinion of Parent, individually or in aggregate would have a Material Adverse Effect on the Company or Parent.

   (c) Cancellation of Company Warrants. Parent shall have received evidence reasonably satisfactory to it that all Company Warrants have been or, upon the Effective Time, will be exercised or otherwise terminated and cancelled.

   (d) Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Change with respect to the Company. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

   (e) Company Stock Option Plans. The Company shall have taken all action required to be taken by the Company to implement the provisions of Section 5.7.

   (f) Dissenting Shares. Holders of not more than 5% of the outstanding Shares shall have properly exercised and not revoked their rights to dissent to the Merger under Section 262 of the DGCL.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

   Section 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the
Company:

   (a) by mutual written consent of Parent and the Company;

   (b) except for a breach by the Company of Section 5.1, by either Parent or the Company if the other party shall have failed to comply in all material respects with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five business days following receipt by such other party of written notice of such failure to comply;

   (c) by either Parent or the Company if there has been (i) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five business days following receipt by the breaching party of written notice of the breach;

   (d) by Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on November 30, 2001; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

   (e) by Parent or the Company if the stockholders of the Company do not approve this Agreement at the Stockholder Meeting or at any adjournment or postponement thereof;

   (f) by Parent if (i) the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have qualified, modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its stockholders, or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Takeover Proposal or shall have resolved to do so or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders); or

   (g) by Parent or the Company if the Company enters into a merger, acquisition or other agreement (including an agreement in principle) to effect a Superior Proposal or the Board of Directors of the Company resolves to do so; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(g) unless (i) the Company has delivered to Parent a written notice of the Company's intent to enter into such an agreement to effect the Superior Proposal, (ii) two business days have elapsed following delivery to Parent of such written notice by the Company and (iii) during such two business day period the Company has fully cooperated with Parent, including informing Parent of the terms and conditions of the Takeover Proposal and the identity of the person making the Takeover Proposal, with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; provided, further, that the Company may not terminate this Agreement pursuant to this Section 7.1(g) unless at the end of such two business day period the Board of Directors of the Company continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal when compared to the Merger (taking into account any such modification as may be proposed by Parent and after consultation with the Company's independent financial advisor) and concurrently with such termination the Company pays to Parent the amounts specified under Sections 5.6(a), (b) and (c).

   The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

   Section 7.2. Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.3 and the entirety of Sections 5.6, 8.2, 8.3, 8.4, 8.5, 8.6 and 8.9, each of which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

   Section 7.3. Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, in the case of Sub or the Company, or Parent, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment which by law or the rules of the Nasdaq National Market requires further approval by such stockholders shall be made without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   Section 7.4. Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII
                              GENERAL PROVISIONS

   Section 8.1. Non-Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

   Section 8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  If to Parent or Sub, to:

   General Electric Company
   c/o GE Medical Systems
   P.O. Box 414, W-410
   Milwaukee, Wisconsin 53201
   Attention: General Counsel
   Facsimile No.: 414-544-3575

   for overnight courier deliveries, to:

   General Electric Company
   c/o GE Medical Systems
   3000 North Grandview Boulevard
   Waukesha, Wisconsin 53188
   Attention: General Counsel

   with copies to:

   General Electric Company
   3135 Easton Turnpike
   Fairfield, Connecticut 06431-0001
   Attention: Vice President and Senior
    Counsel--Transactions
   Facsimile No.: 203-373-3008

  and

   Sidley Austin Brown & Wood
   Bank One Plaza
   10 South Dearborn Street
   Chicago, Illinois 60603
   Attention: Dennis V. Osimitz, Esq.
   Facsimile No.: 312-853-7036

  If to the Company, to:

   Data Critical Corporation
   19820 North Creek Parkway, Suite 100
   Bothell, WA 98011
   Attention: Chief Executive Officer
   Facsimile No.: 425-482-7014
   with a copy to:

   Orrick, Herrington & Sutcliffe LLP
   719 Second Avenue
   Suite 900
   Seattle, WA 98104
   Attention: Stephen M. Graham, Esq.
   Facsimile No.: 206-839-4301

   Section 8.3. Interpretation.

   (a) When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

   (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

   (c) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to the Company or Parent, as the case may be, any change or effect that is or could reasonably be expected to be materially adverse to the business, operations, assets, liabilities, employee relationships, customer or supplier relationships, earnings or results of operations or the business prospects and condition (financial or otherwise), of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be.

   (d) "Knowledge of the Company" means the actual knowledge of the directors and executive officers of the Company.

   Section 8.4. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   Section 8.5. Entire Agreement; No Third-Party Beneficiaries. This Agreement, except for the Stock Option Agreement and as provided in the last sentence of Section 5.3, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.4, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

   Section 8.6. Governing Law. Except to the extent that the laws of the State of Delaware are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

   Section 8.7. Assignment. Subject to Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

   Section 8.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this

Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

   Section 8.9. Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (but any such proceeding shall be brought exclusively in either the U.S. District Court for the District of Connecticut or the Eastern District of Wisconsin), such remedy being in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding and waives any objection based on forum non conveniens or any other objection to venue thereof.

   IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                          GENERAL ELECTRIC COMPANY

                                                   /s/ J. Keith Morgan
                                          By: _________________________________
                                          Name: J. Keith Morgan
                                          Title:  Vice President and General
                                           Counsel
                                               GE Medical Systems

                                          ETHER MERGER CORP.

                                                   /s/ Pamela S. Krop
                                          By: _________________________________
                                          Name: Pamela S. Krop
                                          Title:  Vice President and General
                                           Counsel

                                          DATA CRITICAL CORPORATION

                                                 /s/ Richard L. Earnest
                                          By: _________________________________
                                          Name: Richard L. Earnest
                                          Title:  Chief Executive Officer

                                                                     Appendix B

[LOGO OF US BANCORP PIPER JAFFRAY]
800 Nicollet Mall
Minneapolis, MN 55402-7020

612-303-6000

July 17, 2001

Board of Directors
Data Critical Corporation
19820 North Creek Parkway, Suite 100
Bothell, WA 98011

Members of the Board:

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to the holders of common stock of Data Critical Corporation (the "Company") of the Merger Consideration (as defined below) set forth in the draft Agreement and Plan of Merger (the "Agreement") proposed to be entered into among the Company, GE Medical Systems ("Parent") and Ether Merger Corp., a wholly owned subsidiary of Parent ("Merger Sub"). The Agreement contemplates the merger (the "Transaction") of Merger Sub with and into the Company pursuant to which, among other things, each share of common stock of the Company will be converted into the right to receive $3.75 in cash ("Merger Consideration"). The terms and conditions of the Transaction are more fully set forth in the Agreement.

U.S. Bancorp Piper Jaffray Inc. ("U.S. Bancorp Piper Jaffray"), as a customary part of our investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for services which is contingent upon consummation of the Transaction. We will also receive a fee from the Company for providing this opinion. This opinion fee is not contingent upon the consummation of the Transaction. The Company has also agreed to indemnify us against certain liabilities in connection with our services. We acted as financial advisor to the Company and rendered a fairness opinion in connection with the Company's acquisition of VitalCom in March 2001 for which we received a customary fee. We provide research coverage and make a market in the common stock of the Company. In the ordinary course of our business, we and our affiliates may actively trade securities of the Company for our own account or the account of our customers and, accordingly, we may at any time hold a long or short position in such securities.

In arriving at our opinion, we have undertaken such review, analyses and inquiries as we deemed necessary and appropriate under the circumstances. We have reviewed the draft dated July 17, 2001 of the Agreement, and have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We also have reviewed financial and other information that was publicly available or furnished to us by the Company, including internal financial information of the company prepared for financial planning purposes by Company management and other information provided during discussions with the management of each company. We have made inquires of management of the Company regarding the Company's past and current business operations, financial condition and future prospects. In addition, we have compared certain financial data of the Company with various other companies whose securities are traded in public markets, reviewed prices and premiums paid in certain other business combinations and conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

We have relied upon and assumed the accuracy and completeness of the financial statements and other information provided by the Company or otherwise made available to us and have not assumed responsibility independently to verify such information. We have further relied upon the assurances of the Company's management that the information provided has been prepared on a reasonable basis in accordance with industry practice, and, with respect to financial planning data, reflects the best currently available estimates and judgment of the Company's management and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have assumed the Transaction will be consummated pursuant to the terms of the Agreement without amendments thereto and without waiver by any party of any conditions or obligations thereunder.

We have assumed that the Transaction will qualify as a taxable stock purchase under the United States Internal Revenue Code.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities of the Company, and have not been furnished with any such appraisals or valuations. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which the Company or its affiliates is a party or may be subject and, at the Company's direction and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of common stock of the Company have traded or may trade at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

This opinion is directed to the Board of Directors of the Company and is not intended to be and does not constitute a recommendation to any stockholder of the Company. Our opinion does not address, nor should it be construed to address, the relative merits of the Transaction, on the one hand, or any alternative business strategies or alternative transactions that may be available to the Company, on the other hand. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Transaction. Except with respect to the use of this opinion in connection with the prospectus/proxy statement relating to the Merger, this opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that as of the date hereof, the Merger Consideration to be paid in the Transaction to the holders of common stock of the Company pursuant to the Agreement is fair, from a financial point of view, to such stockholders.

Sincerely,

/s/ U.S. Bancorp Piper Jaffray

U.S. BANCORP PIPER JAFFRAY INC.

                                                                     Appendix C

         Section 262 of the Delaware General Business Corporation Act

(S) 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264
of this title:

   (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

   (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

   (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

   (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

   (2) If the merger or consolidation was approved pursuant to (S) 228 or (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                           DATA CRITICAL CORPORATION

        PROXY FOR SPECIAL MEETING OF STOCKHOLDERS - September 11, 2001

(This Proxy Is Solicited By The Board Of Directors Of Data Critical Corporation)

     The undersigned stockholder of Data Critical Corporation ("Data Critical") hereby appoints Richard L. Earnest and Michael E. Singer, and each of them, with full power of substitution, proxies to vote the shares of stock that the undersigned could vote if personally present at the Special Meeting of Stockholders of Data Critical to be held at 9:00 a.m., local time, on September 11, 2001, at Data Critical's headquarters, located at 19820 North Creek Parkway, Suite 100, Bothell, Washington.

(Continued, and to be marked, dated and signed, on the other side.)

                           . FOLD AND DETACH HERE .

                                                                                                                  Please mark  [X]
                                                                                                                   your votes
                                                                                                                  as indicated


1. ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED JULY 19, 2001, BY AND AMONG DATA         FOR       AGAINST      ABSTAIN
   CRITICAL, GENERAL ELECTRIC COMPANY ("GE") AND ETHER MERGER CORP., AN INDIRECT WHOLLY         [_]         [_]          [_]
   OWNED SUBSIDIARY OF GE, PURSUANT TO WHICH ETHER MERGER CORP. WILL MERGE WITH AND INTO
   DATA CRITICAL. IN THE MERGER, DATA CRITICAL STOCKHOLDERS WILL RECEIVE $3.75 IN CASH
   FOR EACH SHARE OF DATA CRITICAL COMMON STOCK THAT THEY HOLD (OTHER THAN THOSE SHARES
   FOR WHICH STOCKHOLDERS HAVE PROPERLY EXERCISED THEIR APPRAISAL RIGHTS), AND DATA
   CRITICAL WILL BECOME AN INDIRECT WHOLLY OWNED SUBSIDIARY OF GE.

                                 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR PROPOSAL 1.

     Please date and sign this proxy exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

                         Receipt of the proxy statement dated August 17, 2001 is hereby acknowledged.



Name(s) of Stockholder                         Signature(s) of Stockholders                         Dated:                   , 2001
                         ----------------------                              -----------------------        ------------------

                                                     . FOLD AND DETACH HERE .